Mortgage Guaranty Insurance Corporation 250 E. Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201-0488	MGIC

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Declaration Page for Use With

Mortgage Guaranty Master Policy

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Mortgage Guaranty Insurance Corporation (a stock insurance company hereinafter called the "Company") agrees to pay to the Insured identified below, in consideration of the premium or premiums to be paid as specified in this Policy and in reliance on the Insured's Application for coverage under this Policy any Loss due to the Default by a Borrower on a Loan, subject to the terms and conditions in this Policy.

Insured's Name and Mailing Address:	Master Policy Number:
Wells Fargo Bank Minnesota, N.A. as Trustee for the	22-400-4-2491
Encore Credit Corporation Mortgage
Pass-Through Certificates Series 2003-1
Sixth and Marquette	Effective Date of Policy:
N9311-911	April 1, 2003
Minneapolis, Minnesota 55479

Includes Terms and Conditions #71-7135 (8/94)

Includes Endorsement(s):

#71-7139 (8/94)

#71-70165 (2/01)

#71-70178 (1/03)

In Witness Whereof, the Company has caused its Corporate Seal to be hereto affixed and these presents to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding on the Company.

MORTGAGE GUARANTY INSURANCE CORPORATION

Authorized Representative

Steven M. Thompson, Vice President

Form #71-70035 (10/96)

_____________________________

Table of Contents

Mortgage Guaranty Master Policy

1

Definitions

1.1

Application

1.2

Appropriate Proceedings

1.3

Borrower

1.4

Borrower's Title

1.5

Certificate

1.6

Certificate Effective Date

1.7

Claim

1.8

Claim Amount

1.9

Commitment

1.10

Default

1.11

Environmental Condition

1.12

Good and Merchantable Title

1.13

Insured

1.14

Loan

1.15

Loss

1.16

Owner or Owner of the Loan

1.17

Perfected Claim

1.18

Person

1.19

Physical Damage

1.20

Policy

1.21

Possession of the Property

1.22

Property

1.23

Residential

1.24

Servicer

1.25

Settlement Period

1.26

Value

2

Obtaining Coverage and Payment of Premiums

2.1

Application and Certificate

2.2

Representations of the Insured

2.3

Company's Remedies for Misrepresentation

2.4

Incontestability for Certain Misrepresentations

2.5

Initial Premium and Term of Coverage

2.6

Renewal of Certificate and Termination for Non-Payment of Renewal Premium; Reinstatement of Terminated Coverage

2.7

Special Procedures for Certification of Coverage; Payment of Initial and Renewal Premiums

2.8

Cancellation by the Insured of a Certificate

2.9

Cancellation of Policy

2.10

Relationship Among the Company, the Owner of a Loan, and the Servicer of a Loan

2.11

Refund of Premium for Denial of Claim in Full

3

Changes in Various Loan Terms, Servicing and Insured; Co-ordination and Duplication of Insurance Benefits

3.1

Loan Modifications

3.2

Open End Provisions

3.3

Assumptions

3.4

Change of Servicing

3.5

Change of Owner

3.6

Co-ordination and Duplication of Insurance Benefits

4

Exclusions From Coverage

4.1

Balloon Payment

4.2

Effective Date

4.3

Incomplete Construction

4.4

Fraud, Misrepresentation and Negligence

4.5

Non-Approved Servicer

4.6

Physical Damage (Other than Relating to Pre-Existing Environmental Conditions)

4.7

Pre-Existing Environmental Conditions

4.8

Down Payment

4.9

First Lien Status

4.10

Breach of the Insured's Obligations or Failure to Comply with Terms

5

Conditions Precedent to Payment of Claim

5.1

Notice of Default

5.2

Monthly Reports

5.3

Company's Option to Accelerate Filing of a Claim

5.4

Voluntary Conveyance

5.5

Appropriate Proceedings

5.6

Mitigation of Damages

5.7

Advances

5.8

Claim Information and Other Requirements

5.9

Acquisition of Borrower's Title Not Required

5.10

Sale of a Property by the Insured Before End of Settlement Period

5.11

Foreclosure Bidding Instructions Given by the Company

5.12

Effect of Unexpired Redemption Period on Payment of a Claim

5.13

Collection Assistance

6

Loss Payment Procedure

6.1

Filing of Claim

6.2

Calculation of Claim Amount

6.3

Payment of Loss; Company's Options

6.4

Calculation of Settlement Period

6.5

Payment by the Company After the Settlement Period

6.6

Discharge of Obligation

7

Additional Conditions

7.1

Proceedings of Eminent Domain

7.2

Pursuit of Deficiencies

7.3

Subrogation

7.4

Policy for Exclusive Benefit of the Insured and the Owner

7.5

Effect of Borrower Insolvency or Bankruptcy on Principal Balance

7.6

Arbitration of Disputes; Suits and Actions Brought by the Insured

7.7

Release of Borrower; Defenses of Borrower

7.8

Amendments; No Waiver; Rights and Remedies; Use of Term "Including"

7.9

No Agency

7.10

Successors and Assigns

7.11

Applicable Law and Conformity to Law

7.12

Notice

7.13

Reports and Examinations

7.14

Electronic Media

Terms and Conditions

1

Definitions

1.1

Application means a request for coverage, including assumption of coverage, under this Policy for a Loan on a form or in a format provided by the Company, and all other statements, documents or information furnished to the Company by the Insured or any other Person in connection with the insuring of the Loan.  An application will include information, if so furnished to the Company, contained in the Borrower's Loan application, appraisal, verifications of income and deposit, plans and specifications for the Property, and all other exhibits and documents, and will include all data and information so furnished by electronic means.

1.2

Appropriate Proceedings means any legal or administrative action by the Insured affecting either a Loan or title to a Property, including:

a.

Preserving a deficiency recovery by making a bid at the foreclosure sale and pursuing a deficiency judgment until the end of the Settlement Period, where appropriate and permissible and where directed by the Company; or

b.

Enforcing the terms of the Loan as allowed by the laws where the Property is located; or

c.

Acquiring Borrower's Title or Good and Merchantable Title to the Property, as either may be required under this Policy, but excluding such title as may be acquired by a voluntary conveyance from the Borrower; or

d.

Asserting the Insured's interest in the Property in a Borrower's bankruptcy.

1.3

Borrower means any Person legally obligated to repay the debt obligation created by a Loan, including any co-signer or guarantor of the Loan.

1.4

Borrower's Title means such title to a Property as was vested in the Borrower at the time of a conveyance to the Insured arising out of or pursuant to a foreclosure of the Loan; provided, however, if the Insured so elects, the redemption period need not have expired.  Borrower's Title in the Insured may be, but need not be the equivalent of Good and Merchantable Title, and the deed evidencing Borrower's Title need not be recorded unless required by applicable law.

1.5

Certificate means the document, which may be on the same form as the Commitment, issued by the Company pursuant to this Policy and extending the coverage indicated therein to a specified Loan.

1.6

Certificate Effective Date means, as specified in the Certificate, (a) the closing date of a Loan, or (b) the later date requested by the Insured and accepted by the Company.

1.7

Claim means the timely filed written request, made on a form or in a format provided or approved by the Company, to receive the benefits of this Policy.

1.8

Claim Amount means the amount calculated in accordance with Section 6.2 of this Policy.

1.9

Commitment means the document, which may be on the same form as the Certificate, issued by the Company evidencing the Company's offer to insure the Loan identified therein, subject to the terms and conditions therein and in this Policy.

1.10

Default means the failure by a Borrower (a) to pay when due an amount equal to or greater than one (1) monthly regular periodic payment due under the terms of a Loan or (b) to pay all amounts due on acceleration of the Loan by the Insured after breach by the Borrower of a due on sale provision in the Loan, granting the Insured the right to accelerate the Loan upon transfer of title to, or an interest in, the Property and to institute Appropriate Proceedings.  Violation by the Borrower of any other term or condition of the Loan which is a basis for Appropriate Proceedings shall not be considered to be a Default.

A Loan is deemed to be in Default for that month as of the close of business on the installment due date for which a scheduled monthly payment has not been made or as of the close of business on the due date stated in the notice of acceleration given pursuant to the due-on-sale provision in the Loan.  The Loan will be considered to remain in Default until filing of a Claim so long as such periodic payment has not been made or such basis for  Appropriate Proceedings remains.  For example, a Loan is "four (4) months in Default" if the monthly installments due on January 1 through April 1 remain unpaid as of the close of business on April 1 or if a basis for acceleration and Appropriate Proceedings exists for a continuous period of four months.

1.11

Environmental Condition means the presence of environmental contamination, including nuclear reaction or radioactive waste, toxic waste, or poisoning, contamination or pollution of earth or water subjacent to the Property or of the atmosphere above the Property; or the presence, on or under a Property, of any "Hazardous Substance" as that term is defined by the federal Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sec. 9601 et. seq., as amended from time to time) or as defined by any similar state law, or of any "Hazardous Waste" or "Regulated Substance" as those terms are defined by the federal Resource Conservation and Recovery Act (42 U.S.C. sec. 6901, et seq., as amended from time to time) or as defined by any similar state law.  Environmental Condition does not mean the presence of radon, lead paint, or asbestos.

1.12

Good and Merchantable Title means title to a Property free and clear of all liens, encumbrances, covenants, conditions, restrictions, easements and rights of redemption, except for any of the following or as permitted in writing by the Company:

a.

Any lien established by public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent;

b.

Any municipal and zoning ordinances and exceptions to title waived by the regulations of federal mortgage insurers and guarantors with respect to mortgages on one-to-four family residences in effect on the date on which the Loan was closed and all documents were executed; and

c.

Any other impediments which will not have a materially adverse effect on either the transferability of the Property or the sale thereof to a bona fide purchaser.

Good and Merchantable Title will not exist if (i) there is any lien pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, or similar federal or state law, as in effect from time to time, providing for liens in connection with the removal and clean-up of environmental conditions, or if notice has been given of commencement of proceedings which could result in such a lien, or (ii) there are limitations on ingress and egress to the Property or on use of utilities.  Any action or proceeding after a foreclosure sale relating to establishing a deficiency judgment will not be considered in determining whether the Insured has acquired Good and Merchantable Title.

1.13

Insured means:

a.

The Person designated on the face of this Policy; or

b.

Any Person to whom coverage has been assigned resulting in a change in the Insured named on a Certificate in accordance with this Policy.

The Insured must be the Servicer of a Loan or, if there is no Servicer, the Owner of the Loan.

1.14

Loan means any note, bond, or other evidence of indebtedness secured by a mortgage, deed of trust, or other similar instrument, which constitutes or is equivalent to a first lien or charge on a Property and which the Company has approved for insurance and to which coverage under this Policy has been extended.

1.15

Loss means the liability of the Company with respect to a Loan for payment of a Perfected Claim which is calculated in accordance with Section 6.3.  A Loss will be deemed to have occurred when a Default on a Loan occurs, even though the amount of Loss is not then either presently ascertainable or due and payable.

1.16

Owner or Owner of the Loan means the Person who owns a Loan and of whom the Company is notified in accordance with this Policy.

1.17

Perfected Claim means a Claim received by the Company which contains all information or proof required by the Company and for which all requirements of this Policy applicable to payment of a Claim are satisfied.

1.18

Person means any individual, corporation, partnership, association or other entity.

1.19

Physical Damage means any tangible injury to a Property, whether caused by accident, natural occurrence, or any other reason, including damage caused by defects in construction, land subsidence, earth movement or slippage, fire, flood, earthquake, riot, vandalism or any Environmental Condition.

1.20

Policy means this contract of insurance and all Applications, Commitments, endorsements, schedules, and Certificates, which are incorporated in this Policy, related to Loans insured under this Policy.

1.21

Possession of the Property means, if the Company elects to acquire the Property, physical and undisputed occupancy and control of the Property at the time of acquisition.

1.22

Property means a Residential real property and all improvements thereon which secure a Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all of their replacements or additions.

1.23

Residential means a type of building or a portion thereof which is designed for occupancy by not more than four (4) families, or a single-family condominium, or a unit in a planned unit development.

1.24

Servicer means that Person acting on behalf of the Owner of a Loan (or on behalf of the Owner's designee, if any) to service the Loan and of whom the Company has been notified.  The Servicer acts as a representative of the Owner of the Loan (and the Owner's designee, if any) and will bind the Owner and its designee for all purposes of this Policy, including providing information to the Company, receiving any notices, paying premiums, accepting Loss payments, and performing any other acts under this Policy.  References in this Policy to a Servicer's obligations will not be construed as relieving the Owner or its designee of responsibility for the Servicer's performance.

1.25

Settlement Period means the sixty (60) day period as determined under Section 6.4, at the end of which a Loss is payable by the Company; provided that if the Company pays a Loss prior to expiration of such sixty (60) day period, the Settlement Period ends with such payment.

1.26

Value means the lesser of the sales price of a Property (only applicable in the case of a Loan to finance the purchase of such Property) or appraised value of the Property as set forth in the Certificate.

Any pronouns, when used in this Policy, will mean the singular or plural, masculine or feminine, as the case may be.

2

Obtaining Coverage and Payment of Premiums

2.1

Application and Certificate — In order to insure a Loan under this Policy, the Insured or a Person acting on behalf of the Insured must submit to the Company a properly completed Application.  Approval of any Application will be at the discretion of the Company and will be in the form of a Commitment or a Certificate which offers to extend, or extends coverage under the terms and conditions of both this Policy and the Commitment or Certificate, as the case may be.

In lieu of such an Application and supporting statements, documents and information submitted to the Company in connection with insuring a Loan, the Company may accept an alternative form of Application, containing more limited information, including certifications by or on behalf of the Insured as to characteristics of a Loan in lieu of supporting statements, documents and information.  The Company shall be entitled to fully rely on such alternative Application as submitted.  Use of an alternative form of Application shall not waive or change the other terms and conditions of this Policy under which a Loan is insured or the responsibility of the Insured for the accuracy of statements, documents and information submitted by it or other Persons to the Company as provided in this Policy.

If the Company declines to approve a mortgage loan, it will not issue a Commitment or Certificate, and it will notify the Insured in writing of such declination.  If the Insured or the Person acting on its behalf subsequently denies the mortgage loan application which it received from the applicant, the Insured or such Person will be responsible for notifying the applicant that the Company declined to approve the mortgage loan.  Such notification will be made in compliance with any applicable state or federal laws or regulations, including the Equal Credit Opportunity Act and any other similar law or regulation.

2.2

Representations of the Insured — The Insured represents that:

a.

all statements made and information provided to the Company in an Application or in any Commitment or Certificate (including as such is related to continuation of coverage upon assumption of a Loan), whether by it, the Borrower, or any other Person, have been made and presented for and on behalf of the Insured; and

b.

such statements and information are not false or misleading in any material respect as of the date(s) on which they are made or provided and do not omit any fact necessary in order to make such statements and information not false or misleading in any material respect as of such date(s).

It is understood and agreed that such statements and information in the aggregate are, and in certain instances individually may be, material to the Company's decision to offer, provide or so continue coverage of the related Loan; the Company issues the related Commitment and Certificate or continues coverage in reliance on the accuracy and completeness of such statements and information and without any obligation to independently verify the statements and information submitted to it; and the Company's reliance on the representations in Section 2.2(a) and (b) above survive the issuance of a Commitment and Certificate or such continuation of coverage.

Without otherwise limiting the scope of this Section 2.2, a breach of Section 4.8 relating to down payment will be deemed a material misrepresentation for purposes of this Section 2.2.  The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

2.3

Company's Remedies for Misrepresentation — Subject to Section 2.4, if any of the Insured's representations as described in Section 2.2 are materially false or misleading with respect to a Loan, the Company will have at its option, the right to defend against a Claim, or to the extent permitted by applicable law, to cancel or rescind coverage under any Certificate retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel or rescind retroactively to the date of such continuation). In the case of such cancellation or rescission, the Company shall return at that time all paid premiums retroactively to such applicable date.

2.4

Incontestability for Certain Misrepresentations — Notwithstanding Sections 2.2 or 2.3, no Claim for Loss will be denied or adjusted, nor will the Certificate's coverage be rescinded or canceled, by reason of any misrepresentations (whether by statements made or omitted) contained in an Application, provided that all of the following requirements, conditions and circumstances, to the extent not waived in writing at the option of the Company, are satisfied:

a.

The misrepresentation must not have been knowingly made, or knowingly participated in, by:

1.

The Insured or any other Person which originated the Loan; or

2.

Any other of the following Persons:

i)

correspondent lender, mortgage loan broker or other intermediary underwriting or processing the Loan on behalf of the Insured or any other Person which originated the Loan; or

ii)

escrow or closing agents, or any other agent of, or broker for, the Insured or any other Person which originated the Loan acting with respect to the Loan or the related Property transaction.

b.

The Borrower must have made twelve (12) consecutive full installment payments of principal, interest and impound or escrow amounts in the amounts as called for by the Loan, and all of those payments must have been made from the Borrower's own funds.

A payment will be considered to be "consecutive" only if it is made prior to the date the next scheduled installment becomes due.  The "Borrower's own funds" will include any funds used by the Borrower for the purpose of making installment payments, but will not include funds provided directly or indirectly by any Person (other than the Borrower) who is or was a party to the Loan or to the related Property transaction, unless expressly set forth in the Application.

c.

This Section 2.4 will not apply to a Certificate if within twelve (12) months before or after a material misrepresentation by a Borrower or other Person (other than those Persons identified in Section 2.4(a)), there are one or more material misrepresentations in an Application (i) with respect to three (3) or more other mortgage loans insured at any time by the Company for the Insured or any other lender and (ii) which result from the direct or indirect acts or omissions of the same Borrower or same other Person (including any other Person acting directly or indirectly in concert).

d.

This Section 2.4 shall not be construed to limit the applicability of Section 4.4(b) to a misrepresentation which is subject to this Section 2.4.

e.

The Company's payment of a Claim will not limit any rights which the Company has against the Borrower or any other Person (other than the Insured) for any misrepresentation.

2.5

Initial Premium and Term of Coverage

a.

Within fifteen (15) days from the Certificate Effective Date, or such other date as the Company and the Insured may agree to in writing, the Insured must forward to the Company the appropriate initial premium.  Payment of the initial premium shall be a condition precedent to coverage being extended to the Loan.  Subject to cancellation by the Insured or the Company as provided in this Policy, coverage shall remain in full force and effect for the period covered by the initial premium.  Tender of the initial premium will constitute a representation for purposes of Section 2.2 by the Insured that any special conditions included by the Company in the related Commitment have been satisfied and that no payment which is then due under the Loan is more than thirty (30) days past due.

b.

The Company will not rescind or cancel coverage, or deny or adjust a Claim for Loss, with respect to a Loan on the basis of a failure to satisfy a special condition (other than a special condition relating to completion of construction, as described in Section 4.3 or to rehabilitation or repairs) if the Borrower has made twenty-four (24) consecutive full installment payments from the Borrower's own funds.  The terms "installment payments," "consecutive," and "Borrower's own funds" shall have the meanings provided in Section 2.4(b).

2.6

Renewal of Certificate and Termination for Non-Payment of Renewal Premium; Reinstatement of Terminated Coverage

a.

The Company must give the Insured prior notice of the due date for payment of the applicable renewal premium payable for continued coverage of each Certificate.  The entire renewal premium must be paid within a forty-five (45) day grace period (or such longer grace period generally allowed by the Company) after the due date for payment.  Upon payment of the entire renewal premium within such grace period, the Certificate will be deemed renewed for the applicable renewal period and a Default occurring within said grace period which is not cured, and which results in a Claim being filed, will be covered.

If a Default occurs prior to the date through which the applicable premium has been paid, and if such Default is not cured and results in a Claim being filed, such Default shall remain covered and no further premium shall be due in order to maintain coverage of such Default.

With respect to a Loan with renewal premiums due on an annual basis, if the annual renewal premium is not paid within such grace period (but subject to the Owner's right to cure non-payment as provided in (b) of this Section 2.6), the coverage of the Certificate and the Company's liability will terminate effective as of 12:01 a.m. on the first day following the date through which the applicable premium has been paid and as a result, any Default occurring after the date through which the applicable premium has been paid will not be covered.

With respect to a Loan with renewal premiums due on a monthly basis, if the monthly renewal premium is not paid within such grace period (but subject to the Owner's right to cure non-payment as provided in (b) of this Section 2.6), the coverage of the Certificate and the Company's liability will terminate as of 12:01 a.m. on the first day following the date through which the applicable monthly premium has been paid, except that if a Default on the Loan occurs between the last date through which the applicable monthly renewal premium has been paid and the end of such grace period, the Insured shall not be required to pay renewal premiums, and coverage of such Default will continue, while such Default exists.  If such Default is cured, all monthly renewal premiums not paid during the period of Default shall be payable (unless previously paid by the Insured) within forty-five (45) days or such longer period generally allowed by the Company after notice from the Company in order to continue coverage.  If such Default is not cured and results in a Claim, the unpaid monthly renewal premiums through the renewal month in which such Default occurred shall be paid as provided in Section 6.3 by deduction from the Loss.

b.

If there occurs a transfer of servicing rights for a group of Loans to a new Servicer, a seizure of servicing rights by the Owner of such Loans, or a Servicer's surrender to the Owner of such servicing rights and if:

1.

the Company terminates coverage on one or more of such Loans for nonpayment of the renewal premium; and the grace period for payment of the renewal premium provided for in Section 2.6 (a) expired after such transfer, seizure or surrender;

2.

either the Owner of such Loans on which coverage was terminated, or the new Servicer for such Loans, certifies in writing to the Company within sixty (60) days after expiration of such grace period, that all of such Loans were serviced for the Owner at the time of nonpayment of renewal premium; and that in good faith it believes that the failure to pay the renewal premium on all such Loans was an error or omission caused by such transfer, seizure or surrender of servicing; and

3.

either the Owner or the new Servicer of such Loans pays the entire amount of renewal premiums due and unpaid on all such Loans within such sixty day period; then upon satisfaction of all of the foregoing conditions, the Company shall reinstate coverage on such Loans retroactively to the effective date of termination of coverage, under all of the terms and conditions in effect at termination and as if there had been no lapse in coverage.

2.7

Special Procedures for Certification of Coverage; Payment of Initial and Renewal Premiums

a.

The Company may permit coverage of a Loan to be certified and become effective without the Insured's return of an executed Commitment or Certificate, but coverage will only become effective if within fifteen (15) days after the Certificate Effective Date (or such longer period as the Company may allow) the Insured provides the Company with the Certificate Effective Date and other information required by the Company, and pays the required premium.  If signature and return of an executed Commitment or Certificate is not required, the Insured will nevertheless be automatically deemed to have made all certifications, representations and statements attributable to it in the form of the Commitment or Certificate, as though, and to the same extent as if, the Insured had executed and returned the Commitment or Certificate.

b.

The Insured acknowledges that the Company deposits initial and renewal premium checks immediately upon receipt and agrees that the receipt and deposit of a premium check by the Company after the time specified in this Policy for receipt, does not constitute a waiver of the requirements of this Policy for timely receipt or an acceptance of premium by the Company.  The Company will have the right to return such late premium payment, but only within sixty (60) days after receipt, in which case coverage will be cancelled retroactively to the Certificate Effective Date for a late initial premium, or to the last day of the period covered by the previous premium payment for a late renewal premium.  Receipt, deposit and retention of a premium check will not constitute a waiver of any defenses with respect to any other matters which the Company may have under this Policy.

2.8

Cancellation by the Insured of a Certificate — The Insured may obtain cancellation of a Certificate by returning the Certificate to the Company or making a written request to the Company for cancellation.  Upon receipt, the Company will refund, where applicable, a portion of the premium paid in accordance with the appropriate cancellation schedule which is either attached to this Policy or which will be provided by the Company to the Insured upon request.  However, no refund on a Certificate will be paid if the Loan is in Default on the date the Company receives the request.  Cancellation of a Certificate will not cancel this Policy.

2.9

Cancellation of Policy — Either the Insured or the Company may cancel their respective right or obligation to receive or issue new Commitments or Certificates under this Policy by providing thirty (30) days' written notice of cancellation of this Policy.  However, Commitments and Certificates issued prior to such cancellation of this Policy will continue in force so long as all premiums are paid and all other terms and conditions of this Policy for coverage are complied with by the Insured.

2.10

Relationship Among the Company, the Owner of a Loan, and the Servicer of a Loan — The Company will be entitled to assume that the Insured identified on this Policy and under a Certificate is the Owner of the Loan.  If the Company receives written notice acceptable to it that there is an Owner of the Loan who is not the Insured, the Company shall identify that Owner in its internal records and for purposes of this Policy.  The Company shall be required to identify only one Owner for a Loan at any one time.

The Company will provide the Owner of a Loan so identified in its records with an opportunity to cure  non-payment of renewal premium, as provided under Section 2.6; will notify such Owner of the Loan of a non-approved Servicer and allow replacement with a new Servicer, as provided under Section 4.5; will allow the Owner (or its designee, if any) to replace a Servicer and allow the replacement Servicer to become the Insured under Section 1.13; and will allow the Owner to become the Insured under Section 1.13 if the Owner services the Loan itself.  Any Person becoming an Insured under this Policy shall be subject to all of the terms and conditions of this Policy to the same extent as any previous Insured hereunder and without regard to the extent of the knowledge or responsibility of such Person, relating to matters occurring before such Person became an Insured.

2.11

Refund of Premium for Denial of Claim in Full — If, because of a provision in Sections 2, 3 or 4 (other than Sections 4.3, 4.6, or 4.7), no Loss is payable to the Insured, the Company shall return to the Insured all paid premiums retroactively and pro rata to the date when the event or circumstance occurred which resulted in no Loss being payable.

3

Changes in Various Loan Terms, Servicing and Owner; Co-ordination and Duplication of Insurance Benefits

3.1

Loan Modifications — Unless advance written approval is provided by, or obtained from, the Company, the Insured may not make any change in the terms of a Loan, including the borrowed amount, interest rate, term or amortization schedule of the Loan, except as permitted by terms of the Loan; nor make any change in the Property or other collateral securing the Loan; nor release the Borrower from liability on a Loan.

3.2

Open End Provisions — The Insured may increase the principal balance of a Loan, provided that the written approval of the Company has been obtained.  The Insured will pay the Company the additional premium due at the then prevailing premium rate.

3.3

Assumptions — If a Loan is assumed with the Insured's approval, the Company's liability for coverage under its Certificate will terminate as of the date of such assumption, unless the Company approves the assumption in writing.  The Company will not unreasonably withhold approval of an assumption.  It is understood that coverage will continue, and that the restriction of this Section 3.3 will not apply, if under the Loan or applicable law the Insured cannot exercise a "due-on-sale" clause or is obligated to consent to such assumption under the Loan or applicable law.

3.4

Change of Servicing — If the servicing rights for a Loan are sold, assigned or transferred by the Insured or the Owner, coverage of the Loan hereunder will continue provided that written notice of the new Servicer is given to the Company and the new Servicer is approved in writing by the Company.  The Company shall be automatically deemed to have approved as a Servicer any person to whom the Company has issued a master policy, which has not been cancelled, providing for residential mortgage guaranty insurance.

3.5

Change of Owner — If a Loan or a participation in a Loan is sold, assigned or transferred by its Owner, coverage of the Loan will continue, subject to all of the terms and conditions contained in this Policy.   The new Owner of the Loan will be identified in the Company's records from the date that the Company receives written notice thereof.  In the case of the sale of a participation in a Loan, the Company shall be notified of only one new Owner.  If there is new ownership, the Loan must continue to be serviced by a Person approved by the Company as a Servicer.

3.6

Co-ordination and Duplication of Insurance Benefits — The coverage under this Policy shall be excess over any other insurance which may apply to the Property or to the Loan, except for mortgage guaranty pool insurance or supplemental or second tier mortgage insurance.

4

Exclusions From Coverage

The Company will not be liable for, and this Policy will not apply to, extend to or cover the following:

4.1

Balloon Payment — Any Claim arising out of or in connection with the failure of the Borrower to make any payment of principal and/or interest due under a Loan, (a) as a result of the Insured exercising its right to call the Loan (other than when the Loan is in Default) or because the term of the Loan is shorter than the amortization period, and (b) which is for an amount more than twice the regular periodic payments of principal and interest that are set forth in the Loan (commonly referred to as a "balloon payment").  This exclusion will not apply if the Insured, the Owner of the Loan, or other Person acting on either's behalf offers the Borrower, in writing, a renewal or extension of the Loan or a new loan which (i) constitutes a first lien, (ii) is at rates and terms generally prevailing in the marketplace (but otherwise subject to Section 3.1), (iii) is in an amount not less than the then outstanding principal balance, (iv) has no decrease in the amortization period, and (v) is offered regardless of whether the Borrower is then qualified under the Insured's or Owner's underwriting standards.  This exclusion also will not apply if the Borrower is notified of the availability of such renewal or extension of the Loan or new loan and does not accept the renewal, extension or new loan.

4.2

Effective Date — Any Claim resulting from a Default existing at the Certificate Effective Date or occurring after lapse or cancellation of a Certificate.

4.3

Incomplete Construction — Any Claim when, as of the date of such Claim, construction of a Property is not completed in accordance with the construction plans and specifications upon which the appraisal of the Property at origination of the Loan was based.

4.4

Fraud, Misrepresentation and Negligence — (a) Any Claim not otherwise within the scope of Section 2.3 where there was fraud or misrepresentation by the Insured with respect to the Loan, and the fraud or misrepresentation (1) materially contributed to the Default resulting in such Claim; or (2) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

(b) Any Claim where there was negligence by the Insured with respect to the Loan, which (1) was material to either the acceptance of the risk or the hazard assumed by the Company; (2) materially contributed to the Default resulting in such Claim; or (3) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

4.5

Non-Approved Servicer — Any Claim occurring when the Servicer, at time of Default or thereafter, is not approved in writing or in a list published by the Company; provided that this exclusion shall only apply if the Company notifies the Owner of the Loan in writing if a Servicer is no longer approved and if within ninety (90) days thereafter the Owner does not complete a transfer of servicing to a new Servicer approved by the Company.

4.6

Physical Damage (Other than Relating to Pre-Existing Environmental Conditions) — Any Claim where, at any time after the Certificate Effective Date, Physical Damage to a Property (of a type other than as described in Section 4.7 and other than reasonable wear and tear), occurs or manifests itself subject to the following provisions:

a.

This exclusion will not apply if the Company in good faith determines that the aggregate cost of restoring all such Physical Damage is less than fifteen hundred dollars ($1,500), or such higher amount as the Company may provide from time to time.

b.

This exclusion will apply only if such Physical Damage occurred or manifested itself (1) prior to expiration of the Settlement Period and the Company elects to acquire the related Property in settlement of a Claim; or (2) prior to the Default and was the most important cause of the Default and the Property was either uninsured for loss arising from such Physical Damage or was insured for an amount which, disregarding normal and customary deductibles not to exceed fifteen hundred dollars ($1,500) or such higher amount as the Company may provide from time to time, was insufficient to restore the Property as provided in paragraph (c) below.

c.

The exclusion resulting from paragraph (b) will not apply if the Property is restored in a timely and diligent manner to its condition (except reasonable wear and tear) as of the Certificate Effective Date.  In lieu of requiring restoration of the Property, the Company may, at its option, reduce the Claim Amount by an amount equal to the cost of such restoration.

d.

For purposes of this Section 4.6, the Property subject to restoration will consist only of the land, improvements or personal property deemed part of the real property under applicable law; and chattel items affixed to the real property and identified in the appraisal of the Property at the time the Loan was made, whether or not they are deemed part of the real property.

e.

Cost estimates relied upon by the Company in connection with this Section 4.6 shall be provided in writing by an independent party selected by the Company.  The Company will furnish the Insured with any such written cost estimates, if requested by the Insured.

4.7

Pre-Existing Environmental Conditions — Any Claim where there is an Environmental Condition which existed on the Property (whether or not known by the Person submitting an Application for coverage of the Loan) as of the Certificate Effective Date, subject to the following provisions:

a.

This exclusion will not apply if the existence of such Environmental Condition, or the suspected existence of such Environmental Condition, was specifically disclosed to the Company in the Application relating to the Property.

b.

This exclusion will apply only if such Environmental Condition (1) was a principal cause of the Default, and (2) has made the principal Residential structure on the Property uninhabitable.  A structure will be considered "uninhabitable" if generally recognized standards for residential occupancy are violated or if, in the absence of such standards, a fully informed and reasonable person would conclude that such structure was not safe to live in without fear of injury to health or safety.

c.

This exclusion will not apply if the Environmental Condition is removed or remedied in a timely and diligent manner in accordance with applicable governmental standards for safe residential occupancy.

4.8

Down Payment — Any Claim involving a Loan which is for the purchase of the Property, and for which the Borrower did not make a down payment as described in the Application.

4.9

First Lien Status — Any Claim, if the mortgage, deed of trust or other similar instrument executed by the Borrower and insured hereunder did not provide the Insured at origination with a first lien on the Property.

4.10

Breach of the Insured's Obligations or Failure to Comply with Terms — Any Claim involving or arising out of any breach by the Insured of its obligations under, or its failure to comply with the terms of, this Policy or of its obligations as imposed by operation of law, if the breach or failure:

a.

Materially contributed to the Default resulting in such Claim; or

b.

Except for a breach described in Section 2.3, increased the Loss; provided that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

5

Conditions Precedent to Payment of Claim

It is a condition precedent to the Company's obligation to pay a Loss that the Insured comply with all of the following requirements:

5.1

Notice of Default — The Insured must give the Company written notice:

a.

Within forty-five (45) days of the Default, if it occurs when the first payment is due under the Loan; or

b.

Within ten (10) days of either

1.

The date when the Borrower becomes four (4) months in Default on the Loan; or

2.

The date when any Appropriate Proceedings which affect the Loan or the Property or the Insured's or Borrower's interest therein have been started;

whichever occurs first.

5.2

Monthly Reports — Following a notice of Default on the Loan, the Insured must give the Company monthly reports on forms or in a format acceptable to the Company on the status of the Loan and on the servicing efforts undertaken to remedy the Default.  These monthly reports may be furnished less frequently if allowed in writing by the Company and must continue until the Borrower is no longer in Default, the Appropriate Proceedings terminate, or until the Insured has acquired the Property.

5.3

Company's Option to Accelerate Filing of a Claim — If the Company so directs, at any time after receiving the Insured's notice of Default, the Insured must file a Claim within twenty (20) days after notice from the Company.  The Company will then make a payment of Loss in accordance with the percentage guaranty option in Section 6.3(b).  Thereafter, following the acquisition of Borrower's Title by the Insured, the Insured will be entitled to file a supplemental Claim at the time prescribed in Section 6.1 in an amount equal to the sum of its advances, less the deductions, all as specified in Section 6.2, to the extent not included in the payment of the initial Claim.  Such supplemental Claim must be paid by the Company in accordance with Section 6.3(b). No interest shall be includable in the Claim Amount under this Section 5.3 after the date that the accelerated claim is filed.  If a Loan for which the Company has paid a Claim is subsequently brought current by the Borrower, the Insured shall refund to the Company the Loss paid by the Company with respect to that Loan.  If the Company exercises its option under this Section 5.3, the Company shall not have the right to direct or participate in a deficiency recovery under Section 7.2.

5.4

Voluntary Conveyance — The Insured may only accept a conveyance of the Property from the Borrower in lieu of foreclosure or other proceeding if the prior written approval of the Company has been obtained.  Such approval shall not be considered as an acknowledgement of liability by the Company with respect to such Loan.

5.5

Appropriate Proceedings — The Insured must begin Appropriate Proceedings no later than when the Loan becomes six (6) months in Default unless the Company provides written instructions that some other action be taken.  Such instructions may be general or applicable only to specific Loans.  The Company reserves the right to direct the Insured to institute Appropriate Proceedings at any time after Default.  When either defending against or bringing Appropriate Proceedings, the Insured must report their status to the Company as reasonably and expeditiously as possible.

In conducting Appropriate Proceedings, the Insured must:

a.

Diligently pursue the Appropriate Proceedings once they have begun;

b.

Apply for the appointment of a receiver and assignment of rents, if permitted by law and requested by the Company;

c.

Furnish the Company with copies of all notices and pleadings filed or required in the Appropriate Proceedings, except as the Company may waive such requirement in writing;

d.

Act and bid at the foreclosure sale in accordance with Section 5.11 so that its ability to preserve, transfer and assign to the Company its rights against the Borrower are not impaired; and so that the rights of the Company under this Policy against the Borrower are fully protected.  Such rights include any rights to obtain a deficiency judgment, subject to the Company's compliance with Sections 7.2 and 7.3 relating to establishing a deficiency; and

e.

When requested by the Company, furnish the Company with a written statement indicating the estimated potential Claim Amount (as computed under Section 6.2) at least fifteen (15) days before the foreclosure sale.

5.6

Mitigation of Damages — The Insured must actively cooperate with and assist the Company to prevent and mitigate the Loss, including good faith efforts by the Insured to obtain a cure of the Default, collect amounts due under the Loan, inspect and appraise the Property and effectuate the early disposition of the Property.  The Company must administer this Policy in good faith.

5.7

Advances — The Insured must advance:

a.

Normal and customary hazard insurance premiums and real estate property taxes, in each case as due and payable;

b.

Reasonable and necessary Property protection and preservation expenses approved by the Company at the time the Company reviews the Claim, which shall not include expenditures to remove an exclusion from coverage under Section 4; and

c.

Reasonable costs to complete Appropriate Proceedings and eviction and moving of occupants, including related court expenses and attorney's fees.

5.8

Claim Information and Other Requirements — The Insured must provide the Company with:

a.

All information reasonably requested by the Company;

b.

A completed form furnished by or acceptable to the Company for payment of a Claim;

c.

If the Property is not being acquired by the Company:  a copy of an executed trustee's or sheriff's deed (which may be unrecorded) conveying Borrower's Title to the Property to the Insured (or satisfactory evidence that the foreclosure sale has been completed if the Borrower's right of redemption has not expired); or a deed from the Borrower (which may be unrecorded) if a voluntary conveyance has been approved by the Company, conveying to the Insured the title that was required by the Company in the approval of the conveyance.

In the event the most important cause of Default was a circumstance or event which would prevent the Insured from obtaining Good and Merchantable Title, the Insured shall instead provide the Company with evidence described in Section 5.8(d)(2) that it has acquired Good and Merchantable Title to the Property.

d.

If the Property is being acquired by the Company:

1.

a recordable deed in normal and customary form containing the customary warranties and covenants conveying to the Company or its designee Good and Merchantable Title to the Property;

2.

a title insurance policy acceptable to the Company or an attorney's opinion of title acceptable to the Company, confirming that the Insured has and can convey to the Company Good and Merchantable Title to the Property; and

3.

Possession of the Property, but only if the Company has required such Possession in writing.

e.

Access to the Property, if requested by the Company under Section 6.4 (b).

5.9

Acquisition of Borrower's Title Not Required — The Insured will not be required to acquire Borrower's Title to a Property if (a) the Company approves a sale of the Property prior to a foreclosure sale and such sale is closed; (b) the Company requires an early Claim filing pursuant to Section 5.3, except that such acquisition will be required as a condition to the Insured's filing of a supplemental Claim; or (c) the Property is acquired by someone other than the Insured at a foreclosure sale, as provided in Section 5.11, or thereafter pursuant to exercise of rights of redemption.

5.10

Sale of a Property by the Insured Before End of Settlement Period

a.

The Insured must submit to the Company any offer to purchase a Property which it receives after the Company has notified the Insured that it will acquire the Property and before the end of the Settlement Period.  The Company must then promptly notify the Insured that it will either (1) not approve of such offer, in which case the Company's notice to acquire the Property will remain in effect, or (2) approve such offer, in which case the Company's notice of acquisition will remain in effect, if the approved offer does not close as scheduled.  The Insured shall promptly notify the Company if the approved offer does not close as scheduled.

b.

If the Company has not notified the Insured that it will acquire the Property, and if the Company's right to acquire the Property has not expired pursuant to Section 6.5 or has not been waived, the Insured must submit to the Company for approval any offer to purchase the Property which would be acceptable to the Insured.  The Company shall then promptly either approve or not approve such offer.  If the approved offer expires or is terminated, the Company shall be entitled to pay the Loss payable by (1) paying the percentage guaranty option as calculated under Section 6.3(b), or (2) paying the property acquisition settlement option as calculated under Section 6.3(a), and acquiring the Property; but if the Company's right to acquire the Property has expired pursuant to Section 6.5, or been waived, then such acquisition shall be under the same terms and conditions as the expired or terminated offer, except for terms and conditions relating to the sale price and method of payment of the sale price, which shall instead be governed by Section 6.3.

c.

The following provisions shall apply to offers submitted to the Company under this Section 5.10:

1.

At the time it presents an offer, the Insured must also provide the Company with a good faith estimate of gross proceeds and expenses in sufficient detail for the Company to calculate the estimated net proceeds described below.  The Company may not require any changes to the offer or direct the marketing of the Property or expenditures by the Insured for restoration of the Property as a condition to its approval.

2.

If the Company approves the offer submitted by the Insured, it must also advise the Insured of the estimated net proceeds which it has calculated.  The estimated net proceeds calculated by the Company will be the estimated gross sales proceeds to be received by the Insured less all reasonable estimated expenses submitted by the Insured and approved by the Company in its approval of the offer which have been or are expected to be paid by the Insured in obtaining and closing the sale of the Property.  If the estimated net proceeds as calculated by the Company is acceptable to the Insured, the Loss payable shall be computed as determined below.  If such calculation is not acceptable to the Insured, the offer shall be deemed to have not been approved by the Company.

3.

If the Company approves the offer, the Loss payable by the Company under this Section 5.10 will be the lesser of (i) the actual net amount as calculated below, or (ii) the percentage guaranty option under Section 6.3(b) without regard to a sale of the Property.  The actual net amount will be the Claim Amount calculated under Section 6.2, except that (a) delinquent interest will be computed through the closing date for sale of the Property and (b) the Claim Amount shall be reduced by the actual net proceeds realized by the Insured from the sale of the Property.  The actual net proceeds will be determined in the same manner as the estimated net proceeds, but on the basis of the actual sales proceeds.  For purposes of computing a Loss, such actual net proceeds shall not be less than the estimated net proceeds calculated by the Company under this subparagraph (c), or as otherwise approved by the Company.

4.

The Company shall not unreasonably withhold its approval of expenses submitted to it after its approval of an offer.  Expenses paid to Persons employed or controlled by the Insured or the Owner of the Loan or their internal costs will not be allowed in calculation of either the estimated or actual net proceeds.

5.

If requested by the Company, the Insured shall advise the Company of the name of the real estate broker or other Person marketing the Property and authorize such broker or other Person to release marketing information about the Property to the Company, if requested by the Company.

5.11

Foreclosure Bidding Instructions Given by the Company — The Insured will be entitled to bid at the foreclosure sale held as part of the Appropriate Proceedings any amount which it determines necessary to obtain Borrower's Title to the Property, unless otherwise directed by the Company.  The Company will be entitled to direct the Insured to bid an amount to be determined by the Insured within a minimum and maximum range, as follows:

a.

The minimum amount shall not be less than the fair market value of the Property, but if there has been Physical Damage to the Property which affects its fair market value (as determined before such Physical Damage) by more than ten per cent (10%), the fair market value of the Property shall be its fair market value after restoration of the Property.

b.

The maximum amount shall not exceed the greater of (1) the fair market value of the Property as determined under subparagraph (a) above, or (2) the estimated Claim Amount less the amount which the Company would pay as the percentage guaranty option under Section 6.3(b).

c.

For purposes of this Section 5.11, fair market value shall be determined as of a date acceptable to the Company by an opinion of an independent real estate broker, or by an independent appraiser, in either case selected by or acceptable to the Company.

The Insured is not required to acquire Borrower's Title if it has bid in accordance with this Section 5.11, whether or not pursuant to directions from the Company.

5.12

Effect of Unexpired Redemption Period on Payment of a Claim — If the Insured files a Claim prior to expiration of an applicable redemption period, the Loss payable shall only be computed through the date of filing of the Claim, and if the Company elects to acquire the Property, the Insured will remain responsible for management and control of the Property until the Company's acquisition thereof, which may be after expiration of the redemption period, but not later than as required by Section 6.4.

If the Company has paid to the Insured a Claim under its percentage guaranty option in Section 6.3 (b), and the related Property is subsequently redeemed by the Borrower, the Insured shall promptly report such redemption to the Company and reimburse the Company for the amount of the Company's Claim payment, to the extent that the sum of the Company's Claim payment and the amount realized by the Insured from the redemption exceeds the Claim Amount, as would have been calculated through the date of redemption.

5.13

Collection Assistance — If the Company so requests, the Insured shall permit the Company to cooperatively assist the Insured in the collection of moneys due under the Loan, including obtaining information from the Borrower, attempting to develop payment schedules acceptable to the Insured, conducting Property inspections and requesting appraisals of the Property.

6

Loss Payment Procedure

6.1

Filing of Claim — The Insured shall file a Claim after, but no later than sixty (60) days following, the conveyance to the Insured of Borrower's Title to the Property.  If the Insured is not required to have Borrower's Title to file a Claim for a reason described in Section 5.9, then the Claim must be filed (a) within sixty (60) days after the Property is conveyed in a pre-foreclosure sale, at the foreclosure sale, or by exercise of the rights of redemption or (b) at the time specified by Section 5.3.  If the Insured fails to file a Claim within the applicable time, the Insured will not be entitled to, and the Company will not be obligated for, any payment under this Policy for amounts, including additional interest and expenses, which would otherwise be claimable, but  which accrue or are incurred after the sixty (60) day period for filing of a Claim.

If the Insured fails to file a Perfected Claim within one hundred eighty (180) days after the filing of the Claim (or within such longer period of time as the Company may allow in writing), the Insured will no longer be entitled to payment of a Loss and the Company will not be obligated to make any payment under this Policy.

6.2

Calculation of Claim Amount — Subject to Sections 7.5 and 5.3, the Claim Amount will be an amount equal to the sum of:

a.

The amount of unpaid principal balance due under the Loan as of the date of Default without capitalization of delinquent interest, penalties or advances; and

b.

The amount of accrued and unpaid interest due on the Loan computed at the contract rate stated in the Loan through the date that the Claim is filed with the Company, but excluding applicable late charges, penalty interest or other changes to the interest rate by reason of Default; and

c.

The amount of advances incurred by the Insured under Section 5.7 prior to filing of the Claim (except to Persons employed or controlled by the Insured or the Owner of the Loan or their other internal costs) provided that:

1.

Attorney's fees advanced for completion of Appropriate Proceedings and obtaining Possession of the Property will not be allowed to the extent they exceed three percent (3%) of the sum of the unpaid principal balance and the accrued and accumulated interest due; and

2.

Such advances, other than attorney's fees, must have first become due and payable after the Default, and payment of such advances must be prorated through the date the Claim is filed with the Company;

less:

(i)

The amount of all rents and other payments (excluding proceeds of a sale of the Property and the proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Property;

(ii)

The amount of cash remaining in any escrow account as of the last payment date;

(iii)

The amount of cash or other collateral to which the Insured has retained the right of possession as security for the Loan;

(iv)

The amount paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Property, if the Property is damaged, and which has not been paid to the Borrower or applied to the payment of the Loan as required by the terms of the Loan; and

(v)

Any other amounts claimed by the Insured to the extent they are excluded from the Claim Amount by reason of Section 4.

6.3

Payment of Loss; Company's Options — Within the Settlement Period, but only if the Insured has satisfied all requirements for a payment of Loss and if the Company has received a Perfected Claim, the Company shall at its sole option exercise its:

a.

Property acquisition settlement option.  Pay to the Insured as the Loss the Claim Amount calculated in accordance with Section 6.2 for the Company's acquisition of the Property; or

b.

Percentage guaranty option.  Allow the Insured to retain all rights in and title to the Property, and pay to the Insured as the Loss the Claim Amount calculated in accordance with Section 6.2 of this Policy multiplied by the percentage of coverage or as otherwise calculated as specified in the Certificate. However, if prior to the Company's payment of the Loss, a third party acquires title to the Property at the foreclosure sale or a Borrower redeems the Property (unless such acquisition or redemption occurs because the Insured failed to bid as provided in Section 5.11), then the Company shall pay the lesser of: (i) the percentage guaranty option amount described above; or (ii) the difference between the Claim Amount and the amount realized by the Insured at the foreclosure sale or redemption; or

c.

Pre-Claim sale option.  Pay to the Insured as the Loss the amount calculated in accordance with Section 5.10, if the terms and conditions of Section 5.10 are met.

In addition to the sum due pursuant to the option described above which the Company selects, the Loss payable by the Company will include the other amounts provided for under Sections 6.5 or 7.2 when such Sections are applicable.  The Company will deduct from its payment of Loss such amounts as may be permitted by this Policy and the aggregate amounts of any payments of Loss which it had previously made.  In the event of a Loss on a Loan with renewal premiums due monthly, which results from a Default covered under Section 2.6(a), the Company shall deduct from the payment of Loss an amount equal to any unpaid renewal premiums for the subject Loan through the end of the monthly renewal period in which such Default occurred.

6.4

Calculation of Settlement Period — The Settlement Period will be a sixty (60) day period after the Company's receipt of a Claim, calculated as follows:

a.

No later than the twentieth (20th) day after filing of a Claim, the Company may notify the Insured of additional documents or information which it requires for processing the Claim.  The sixty-day period will be suspended until the Company receives such additional documents and information.  The Company may request additional documents and information after such twenty-day period, and the Insured must use reasonable efforts to satisfy such request.

b.

No later than the sixtieth (60th) day after filing of a Claim, the Company may notify the Insured that it will require access to the Property sufficient to inspect, appraise and evaluate the Property.  If the Company does not notify the Insured by that date, its right to such access will be deemed waived.  If such notice is given, the Insured will use its best efforts to provide access to the Company and, if access is not then available, the sixty day period will be suspended from the date such notice was given until the Company receives notice from the Insured that access is available to it.  If access is in fact not available when sought by the Company after such notice from the Insured, the Company will promptly notify the Insured of such unavailability, and the passage of the sixty day period will remain suspended as if the Insured's notice of availability had not been given to the Company.

c.

If the Company has elected to acquire the Property in settlement of a Claim, the sixty day period also will be suspended if necessary for there to be a period of ten (10) days after the date on which the Insured satisfies all conditions to acquisition, including any required restoration of the Property, for the Insured's delivery of a recordable deed and title policy or opinion evidencing Good and Merchantable Title (not subject to any rights of redemption, unless the Company waives such requirement) and, if applicable, delivery of Possession to the Property.

d.

If the sixty day period is suspended for more than one reason, the resulting suspended periods will only be cumulative if in fact they occur at different times; to the extent they occur simultaneously, they will not be cumulative.

6.5

Payment by the Company After the Settlement Period — If the Company has not paid a Loss during the Settlement Period, then (a) the Company will include in its payment of Loss, if a Loss is ultimately payable, simple interest on the amount payable accruing after the Settlement Period to the date of payment of Loss at the applicable interest rate or rates which would have been payable on the Loan during such period, and (b) the Company will no longer be entitled to acquire the Property as an option for payment of the Loss.

The Company must either pay the amount of applicable Loss (including any additional applicable interest as computed above) or deny the Claim in its entirety within (a) one hundred twenty (120) days after expiration of the Settlement Period, or (b) if the Settlement Period has not expired, no later than one hundred eighty (180) days after filing of the Claim.  If at a later date it is finally determined by agreement between the Insured and the Company (or by completion of legal or other proceedings to which the Insured and the Company are parties) that the Company was not entitled to deny all or a portion of the Claim, the Company will include in any resulting subsequent payment of Loss interest as calculated above through the date of such payment on the amount of Loss which the Company was not entitled to deny.

6.6

Discharge of Obligation — Payment by the Company of the amount of Loss required to be paid in accordance with this Policy will be a full and final discharge of its obligation with respect to such Loss under this Policy.

7

Additional Conditions

7.1

Proceedings of Eminent Domain — In the event that part or all of a Property is taken by eminent domain, or condemnation or by any other proceedings by federal, state or local governmental unit or agency, the Insured must require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance with the law of the jurisdiction where the Property is located.

7.2

Pursuit of Deficiencies

a.

The Insured will be entitled to pursue Appropriate Proceedings, or shall at the direction of the Company pursue Appropriate Proceedings through the end of the Settlement Period, which may result in the Borrower becoming liable for a deficiency after completion of the Insured's acquisition of a Property.  Such pursuit may not be directed by the Company unless such deficiency is estimated to exceed $7,500.  If the Company proposes to pursue a deficiency judgment, in whole or in part for its account, it will notify the Insured at least thirty (30) days before the foreclosure sale.  If the Company does not so notify the Insured, the deficiency judgment, if established by the Insured, will be solely for the account of the Insured, and the Company will not be subrogated to any rights to pursue the deficiency judgment.

b.

The following provisions will apply if, in completing Appropriate Proceedings there are additional expenses advanced pursuant to Section 5.7 or additional interest accrued on the Loan, due to (1) an additional redemptive period or a delay in acquisition of Borrower's Title, which period or delay is directly related to establishing the deficiency judgment or (2) legal proceedings which are necessary to establish and pursue the deficiency judgment and which would not otherwise be the custom and practice used.

i.

If the deficiency judgment is to be established, in whole or in part, for the account of the Company, the Company must pay the Insured at the time of payment of the Claim, regardless of which settlement option the Company has selected, the full amount of:

(A)

such additional expenses advanced pursuant to Section 5.7 by the Insured; and

(B)

such additional interest accrued on the unpaid principal balance of the Loan at the contract rate stated in the Loan, but excluding applicable late charges, penalty interest, or other changes to the interest rate by reason of Default.

ii.

If the deficiency judgment is not to be established, in whole or in part, for the account of the Company, none of the additional interest or expenses of the type described in subparagraph (i) above will be includable in the Claim Amount or payable at any time by the Company.

iii.

For purposes of determining the additional expenses described in subparagraph (i) above resulting from pursuing the deficiency judgment, the limitation on attorneys' fees in Section 6.2 will not apply.

iv.

All of the additional interest, expenses, attorney's fees and court expenses described in subparagraph (i) above will be accrued or advanced only through acquisition of Borrower's Title, including any additional redemptive period.

c.

The Company and the Insured may agree generally or with respect to a Loan to different terms and conditions than set forth in this Section 7.2.  The Company and the Insured also may agree to the joint pursuit or other arrangements for the collection of deficiency judgments on mutually acceptable terms and conditions.

7.3

Subrogation — Subject to Section 7.2(a), and only to the extent that the Company is entitled under applicable law to pursue such deficiency rights, the Company will be subrogated, upon payment of the Loss, in the amount thereof and with an equal priority to all of the Insured's rights of recovery against a Borrower and any other Person relating to the Loan or to the Property.  The Insured must execute and deliver at the request of the Company such instruments and papers and undertake such actions as may be necessary to transfer, assign and secure such rights.  The Insured shall refrain from any action, either before or after payment of a Loss, that prejudices such rights.

7.4

Policy for Exclusive Benefit of the Insured and the Owner — A Commitment and Certificate issued as the result of any Application submitted hereunder and the coverage provided under this Policy will be for the sole and exclusive benefit of the Insured and the Owner of the related Loan, and in no event will any Borrower or other Person be deemed a party to, or an intended beneficiary of, this Policy or any Commitment or Certificate.

7.5

Effect of Borrower Insolvency or Bankruptcy on Principal Balance — If under applicable insolvency or bankruptcy law, a Loan's principal balance secured by a Property is reduced (after all appeals of such reduction are final or the time for such appeals has lapsed without appeal), the portion of such principal balance of the Loan not secured by the Property, and related interest, will be includable in the Claim Amount, as provided in this Section 7.5.

If a Default occurs on the Loan, the Insured has acquired Borrower's Title or Good and Merchantable Title to the Property as required by this Policy, and all other requirements for filing of a Claim are complied with, the Insured will be entitled to include in the Claim Amount (a) the amount of the principal balance of the Loan which was deemed unsecured under applicable insolvency or bankruptcy law, less any collections or payments on such unsecured principal balance received by the Insured, and (b) interest thereon at the rate and as computed in Section 6.2, from the date of Default giving rise to the Claim (but for no prior period).  In no event will any expenses or other amounts associated with the amount by which the principal balance of the Loan became unsecured be includable in the Claim Amount, directly or by an addition to the principal balance includable in the Claim Amount.

7.6

Arbitration of Disputes; Suits and Actions Brought by the Insured

a.

Unless prohibited by applicable law, all controversies, disputes or other assertions of liability or rights arising out of or relating to this Policy, including the breach, interpretation or construction thereof, shall be settled by arbitration.  Notwithstanding the foregoing, the Company or the Insured both retain the right to seek a declaratory judgement from a court of competent jurisdiction on matters of interpretation of the Policy.  Such arbitration shall be conducted in accordance with the Title Insurance Arbitration Rules of the American Arbitration Association in effect on the date the demand for arbitration is made, or if such Rules are not then in effect, such other Rules of the American Arbitration Association as the Company may designate as its replacement.

The arbitrator(s) shall be neutral person(s) selected from the American Arbitration Association's National Panel of Arbitrators familiar with the mortgage lending or mortgage guaranty insurance business.  Any proposed arbitrator may be disqualified during the selection process, at the option of either party, if they are, or during the previous two (2) years have been, an employee, officer or director of any mortgage guaranty insurer, or of any entity engaged in the origination, purchase, sale or servicing of mortgage loans or mortgage-backed securities.

b.

No suit or action (including arbitration hereunder) brought by the Insured against the Company with respect to the Company's liability for a Claim under this Policy shall be sustained in any court of law or equity or by arbitration unless the Insured has substantially complied with the terms and conditions of this Policy, and unless the suit or action is commenced within three (3) years (five (5) years in Florida or Kansas) after the Insured has acquired Borrower's Title to the Property or sale of the Property approved by the Company is completed, whichever is applicable to a Loan.  No such suit or action with respect to a Claim may be brought by the Insured against the Company until sixty (60) days after such acquisition of Borrower's Title or sale, as applicable to a Loan.

c.

If a dispute arises concerning the Loan which involves either the Property or the Insured, the Company has the right to protect its interest by defending the suit, even if the allegations contained in such suit are groundless, false or fraudulent.  The Company is not required to defend any lawsuit involving the Insured, the Property or the Loan.

7.7

Release of Borrower; Defenses of Borrower — The Insured's execution of a release or waiver of the right to collect any portion of the unpaid principal balance of a Loan or other amounts due under the Loan will release the Company from its obligation under its Certificate to the extent and amount of said release.  If, under applicable law, the Borrower successfully asserts defenses which have the effect of releasing, in whole or in part, the Borrower's obligation to repay the Loan, or if for any other reason the Borrower is released from such obligation, the Company will be released to the same extent and amount from its liability under this Policy, except as provided by Section 7.5.

7.8

Amendments; No Waiver; Rights and Remedies; Use of Term "Including"

a.

The Company reserves the right to amend the terms and conditions of this Policy from time to time; provided, however, that any such amendment will be effective only after the Company has given the Insured written notice thereof by endorsement setting forth the amendment.  Such amendment will only be applicable to those Certificates where the related Commitment was issued on or after the effective date of the amendment.

b.

No condition or requirement of this Policy will be deemed waived, modified or otherwise compromised unless that waiver, modification or compromise is stated in a writing properly executed on behalf of the Company.  Each of the conditions and requirements of this Policy is severable, and a waiver, modification or compromise of one will not be construed as a waiver, modification or compromise of any other.

c.

No right or remedy of the Company provided for by this Policy will be exclusive of, or limit, any other rights or remedies set forth in this Policy or otherwise available to the Company at law or equity.

d.

As used in this Policy, the term "include" or "including" will mean "include or including, without limitation."

7.9

No Agency — Neither the Insured, any Servicer or Owner, nor any of their employees or agents, will be deemed for any reason to be agents of the Company.  Neither the Company, nor any of its employees or agents, will be deemed for any reason to be agents of any Insured, Servicer or Owner.

7.10

Successors and Assigns — This Policy will inure to the benefit of and shall be binding upon the Company and the Insured and their respective successors and permitted assigns.

7.11

Applicable Law and Conformity to Law — All matters under this Policy will be governed by and construed in accordance with the laws of the jurisdiction in which the office of the original Insured on a Certificate is located.  Any provision of this Policy which is in conflict with any provision of the law of such jurisdiction is hereby amended to conform to the provisions required by that law.

7.12

Notice — All claims, premium payments, tenders, reports, other data and any other notices required to be submitted to the Company by the Insured must be sent to the Company at MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202.  The Company may change this address by giving written notice to the Insured.  Unless the Insured otherwise notifies the Company in writing, all notices to the Insured must be sent to the address on the face of this Policy or, if the Insured is not located at such address, to the last known address of the Insured.

All notices under this Policy, whether or not identified in this Policy as required to be in writing, will be effective only if in writing and only upon receipt thereof.  Written notices may instead be given in the form of telecopy or, if acceptable to the Company (for notices given to the Company) or to the Insured (for notices given to the Insured) in the form of computer tape or computer-generated or any other electronic message.  A telecopy or such tape or message shall be effective only when received.  The Company and the Insured may mutually agree that notices will be sent to any additional Person.  Except as expressly agreed to by the Company and the Insured, no liability shall be incurred by the Company for the failure to give a notice to a Person other than the Insured.

7.13

Reports and Examinations — The Company may request, and the Insured must provide, such files, reports or information as the Company may deem necessary pertaining to any Loan, and the Company will be entitled to inspect the files, books and records of the Insured or any of its representatives pertaining to such Loan.

7.14

Electronic Media — The Company and the Insured may, from time to time, deliver or transfer information, documents or other data between them by electronic media acceptable to them.  In addition, the Company and the Insured may maintain information, documents or other data on electronic media or other media generally accepted for business records, including microfiche.  Such electronic or other media will be as equally acceptable for all purposes between the Insured and the Company as information, documents or other data maintained in printed or written form.

Mortgage Guaranty Insurance Corporation 250 E. Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201-0488	MGIC

_________________________________________________

Master Reporting Program Endorsement

_________________________________________________

Policy Issued To:	Attached to and Forming Part of Master Policy Number:
Wells Fargo Bank Minnesota, N.A. as Trustee for the	22-400-4-2491
Encore Credit Corporation Mortgage
Pass-Through Certificates Series 2003-1
Sixth and Marquette	Effective Date of Policy:
N9311-911	April 1, 2003
Minneapolis, Minnesota 55479

The purpose of this Endorsement is to amend terms and conditions of the Policy to provide for the insurance of Loans under the Master Reporting Program made available by the Company to certain Insureds to whom this Endorsement is issued. An Insured will be entitled to submit Loans for insurance under this Endorsement unless this Endorsement is revoked by the Company. The Company reserves the right to revoke this Endorsement immediately upon written notice to the Insured. This Endorsement will apply only to a Loan which is identified by the Company as being insured under the Master Reporting Program. To the extent of any inconsistency or conflict between the terms of the Policy and this Endorsement, this Endorsement will control. The Policy is amended by adding, deleting, or amending the following terms and conditions, as indicated:

A.

The following additional definitions are added to Section 1 of the Policy:

1.27

Eligibility Criteria means the requirements established by the Company from time to time applicable to the origination of a Loan (including approved mortgage loan programs, maximum loan-to-value ratios and original principal amounts, coverage limitations and underwriting requirements) and of which the Company notifies the Insured, as the same may be amended from time to time by the Company on prior written notice to the Insured.

1.28

Transmittal means the information and format designated as such by the Company which requests or directs the Company to issue its Commitment and tender its Certificate with respect to the Loan identified therein, which may be identified by the title "Transmittal" and which includes all data and information and all exhibits and documents furnished in connection therewith to the Company. Whenever the term "Application" is used in this Policy, the term "Transmittal" and its definition will be substituted therefor.

1.29

Loan File means, with respect to a Loan, copies of all documents (including all data and information in electronic format) created or received in connection with the origination and closing of the Loan, including the Borrower's loan application, purchase contract, appraisal, credit report, verifications of employment, income and deposit, and HUD-1 or other settlement statement.

B.

Sections 2.1 through 2.4 of the Policy are deleted in their entirety and replaced with the following:

2.1

Loan Underwriting and Obtaining Coverage — This Policy shall automatically extend to each Loan which the Insured makes, provided that it is made in accordance with the terms and provisions of this Policy, including the Eligibility Criteria, and is evidenced by a Certificate issued by the Company. In order to obtain coverage under this Policy for a Loan, the Insured or the Person acting on its behalf must submit a duly completed Transmittal to the Company within thirty (30) days after the Insured makes the Loan (or such longer period as allowed by the Company), and the Company shall then issue a Commitment and Certificate, if all applicable requirements are satisfied.

If the Insured or the Person acting on its behalf subsequently denies the mortgage loan application received by it from the applicant, the Insured will be responsible for notifying the applicant in compliance with any applicable state or federal laws or regulations, including the Equal Credit Opportunity Act and any other similar law or regulation.

2.2

Representations of the Insured — The Insured represents to the Company that:

a.

All statements made and information provided to the Company in a Transmittal or in a Commitment or Certificate (including as such is related to continuation of coverage upon assumption of a Loan) are supported by statements and information in the Loan File;

b.

All statements made and information provided to the Company in the Transmittal or in any Commitment or Certificate when provided to the Company or in the Loan File when the Loan is closed by the Insured are not false or misleading in any material respect as of such date(s) and do not omit any fact necessary in order to make such statements and information not false or misleading in any material respect as of such date(s); and

c.

The Loan complies with the Eligibility Criteria in effect at the time the Transmittal is submitted to the Company.

The foregoing representations will apply to all statements and information provided to the Company in the Transmittal, Commitment or Certificate or Loan File, whether made or submitted by the Insured, the Borrower or any other Person, and will be deemed to have been made and provided for and on behalf of the Insured. The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

It is understood and agreed that such statements and information in the Transmittal, Commitment or Certificate, or Loan File in the aggregate are, and in certain instances individually may be, material to the Company's decision to offer, provide or so continue coverage of the related Loan; the Company issues the related Commitment and Certificate or continues coverage in reliance on the accuracy and completeness of such statements and information submitted to it; and the Company's reliance on the representations in this Section 2.2 survive the issuance of a Commitment and Certificate or such continuation of coverage and any later review or audit of the Insured's files by the Company. Without otherwise limiting the scope of this Section 2.2, a breach of Section 4.8 relating to down payment will be deemed a material misrepresentation for purposes of this Section 2.2.

2.3

Company's Remedies for Misrepresentation — Subject to Section 2.4, if any of the Insured's representations as described in Section 2.2 are materially false or misleading with respect to a Loan, the Company will have at its option, the right to defend against a Claim, or to the extent permitted by applicable law, to cancel or rescind coverage under any Certificate retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel or rescind retroactively to the date of such continuation). In the case of such cancellation or recision, the Company shall return at that time all paid premiums retroactively to such applicable date.

2.4

Incontestability for Certain Misrepresentations — Notwithstanding Sections 2.2 and 2.3, no Claim for Loss will be denied or adjusted, nor will such Certificate's coverage be rescinded or canceled, by reason of any misrepresentations (whether by statements made or information provided, or of statements or information omitted) contained in a Transmittal or the related Loan File, provided that all of the following requirements, conditions and circumstances, to the extent not waived in writing at the option of the Company, are satisfied:

a.

The misrepresentation must not have been knowingly made, or knowingly participated in, by:

1.

The Insured or any other Person which originated the Loan; or

2.

Any other of the following Persons:

i)

correspondent lender, mortgage loan broker or other intermediary underwriting or processing the Loan on behalf of the Insured or any other Person which originated the Loan; or

ii)

escrow or closing agents, or any other agent of, or broker for, the Insured or any other Person which originated the Loan acting with respect to the Loan or the related Property transaction.

b.

This Section 2.4 will not apply to a Certificate if within twelve (12) months before or after a material misrepresentation by a Borrower or other Person (other than those Persons identified in Section 2.4(a) above), there are one or more material misrepresentations in a Transmittal or Loan File (i) with respect to three or more other mortgage loans insured at any time by the Company for the Insured or any other lender and (ii) which result from the direct or indirect acts or omissions of the same borrower or same other Person (including any other Person acting directly or indirectly in concert).

c.

This Section 2.4 shall not be construed to limit the applicability of Section 4.4(b) to a misrepresentation covered by this Section 2.4.

d.

The Company's payment of a Claim will not limit any rights which the Company has against the Borrower or any other Person (other than the Insured) for any misrepresentation.

C.

Section 2.12 of the Policy is added with the following:

2.12

Post Underwriting Review and Copies of Loan Files — The Company or representatives designated by it will have the right, from time to time, upon thirty (30) days advance notice to the Insured, to conduct a post underwriting review (including inspection) of the Loan Files and other information, papers, files, documents, books, records, agreements, and electronically stored data prepared or maintained by or in the possession or under the control of the Insured pertaining to or in connection with Loans insured under this Policy. The Company will have the right to conduct the review on the Insured's premises during normal business hours. The Insured must cooperate fully with the review. In addition, either in connection with such review or separately, the Company will have the right upon thirty (30) days prior written notice to obtain from the Insured a copy of the Loan File for any Loan for which a Commitment or Certificate has been issued pursuant to this Policy. If for any reason the Insured fails to provide a copy of a Loan File at the time of the Company's review or upon the Company's other notice, the Company will provide a second notice to the Insured, allowing the Insured to provide it within an additional thirty (30) day period. If for any reason the Insured fails to provide a copy of a Loan File within the additional thirty day period, then, at the Company's option, the Company will have the right to cancel coverage under the related Certificate.

D.

Section 4.8 is deleted in its entirety and replaced with the following:

4.8

Down Payment — Any Claim involving a Loan which is for the purchase of the Property, and for which the Borrower did not make a down payment as described in the Transmittal or Loan File.

E.

Section 4.11 of the Policy is added with the following:

4.11

Non-Eligible Loans — Any Loan that did not meet the Eligibility Criteria in effect at the time the related Transmittal was submitted to the Company.

F.

Section 7.9 of the Policy is deleted in its entirety and replaced with the following:

7.9

No Agency — Neither the Insured, any Servicer, or Owner nor any of their employees or agents (including the Persons underwriting the Loan on behalf of the Insured) will be deemed for any reason to be agents of the Company. Neither the Company, nor any of its employees or agents, will be deemed for any reason to be   agents of any Insured, Servicer or Owner.

All terms capitalized herein will have the meanings set forth in the Policy, except as otherwise defined herein. Nothing herein contained will be held to vary, alter, waive or extend any of the terms and conditions of the Policy, or any amendments thereto, except as expressly set forth above.

Mortgage Guaranty Insurance Corporation 250 E. Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201-0488	MGIC

_________________________________________________

Endorsement to Mortgage Guaranty Master Policy

_________________________________________________

Policy Issued To:	Attached to and Forming Part of Master Policy Number:
Wells Fargo Bank Minnesota, N.A. as Trustee for the	22-400-4-2491
Encore Credit Corporation Mortgage
Pass-Through Certificates Series 2003-1
Sixth and Marquette	Effective Date of Endorsement:
N9311-911	April 1, 2003
Minneapolis, Minnesota 55479

The purpose of this Endorsement is to amend terms and conditions of the Policy to provide for the insurance of Loans which may be in addition to other mortgage guaranty insurance coverage separately in effect for each of such Loans. This Endorsement will apply to all Loans insured under the Policy. To the extent of any inconsistency or conflict between the terms of the Policy and this Endorsement, this Endorsement will control. The terms and conditions of the Policy shall apply to a Loan insured under this Endorsement, but with the Policy amended by adding, deleting, or amending the following terms and conditions, as indicated:

I.

Primary Policy

A.

The following definitions are added to the Policy:

1.30

"Original LTV" means the ratio of the principal balance of a Loan at its origination to the Value of the Property, as calculated according to the Company's standard procedures.

1.31

"Primary Policy" means the policy or guarantee issued by a mortgage guaranty insurance company approved for insurance of mortgage loans sold to either the Federal National Mortgage Association ("Fannie Mae"), or the Federal Home Loan Mortgage Corporation ("Freddie Mac"), which provides the minimum coverage required by Section 5.14 hereof, and under a form of policy approved by Fannie Mae or Freddie Mac and in general use for the mortgage loans sold to Fannie Mae or Freddie Mac, as applicable. Upon the Company's request, from time to time, the Insured shall provide to the Company a copy of the form of each Primary Policy under which it obtains coverage.

1.32

"Per Loan Loss Percentage" means the indicated percentage as set forth for a Loan on such Certificate.

B.

The following additional exclusions from coverage contained in new Sections 4.11 and 4.12 are added to the Policy:

4.11

Coverage Required Under Primary Policy — Any Claim, if for any reason coverage under a Primary Policy described in Section 5.14 was not in effect at the time of conveyance of the Property as described in Section 6.1 of this Policy.

4.12

Payment of the Full Benefit of the Primary Policy — Any portion of any Claim for Loss to the extent the Insured under the related Primary Policy has not received the amount of the full benefit of the percentage option claim payment under the Primary Policy (irrespective of the reason or cause, including insolvency of the Primary Policy insurer or failure of the Insured to comply with the terms and conditions of the Primary Policy), assuming that all the terms and conditions of the Primary Policy were fully complied with.

C.

Section 5.8 is amended by adding a new subparagraph (f) as follows:

f.

A copy of the claim and evidence of the payment of, and any adjustments to, the claim under the Primary Policy, and other information related to such Primary Policy as the Company may reasonably request.

D.

The following additional condition precedent to payment of Claim, in new Section 5.14, is added to the Policy:

5.14

Coverage Required Under Primary Policy — Except as hereinafter provided, the Insured shall have coverage in full force and effect under a Primary Policy at the time of conveyance of the Property as described in Section 6.1 of this Policy, which provides coverage against loss resulting from a Borrower's Default. The Primary Policy shall, as a minimum, provide coverage on the principal amount of the Loan for those Loans as set forth on the applicable Certificate and in at least the coverage percent as set forth on such Certificate.

Coverage of a Loan under a Primary Policy must remain in force until cancellation thereof is required under applicable law.

E.

Section 6.1 is deleted in its entirety and replaced with the following:

The Insured must submit and settle its claim under a Primary Policy before a Claim on such Loan may be filed under this Policy, and the Insured shall file a Claim after, but no later than ninety (90) days following, the conveyance to the Insured of Borrower's Title to the Property, and the settlement of the claim under the Primary Policy, whichever is later. If the Insured is not required to have Borrower's Title to file a Claim for a reason described in Section 5.9, then, for purposes of the preceding requirements in which reference is made to a period of ninety (90) days following the conveyance to the Insured of Borrower's Title to the Property, in lieu of such reference shall be substituted, as applicable, (a) ninety (90) days after the Property is conveyed in a pre-foreclosure sale, at the foreclosure sale, or by exercise of the rights of redemption or (b) the time specified by Section 5.3. If the Insured fails to file a Claim within the applicable time, the Insured will not be entitled to, and the Company will not be obligated for, any payment under this Policy for amounts, including additional interest and expenses, which would otherwise be claimable, but which accrue or are incurred after the ninety (90) day period for filing of a Claim.

If the Insured fails to file a Perfected Claim within one hundred eighty (180) days after the filing of a Claim (or within such longer period of time as the Company may allow in writing), the Insured will no longer be entitled to payment of a Loss and the Company will not be obligated to make any payment under this Policy.

F.

The introduction to Section 6.2 is deleted in its entirety and replaced with the following:

6.2

Calculation of Claim Amount — Subject to Sections 7.5 and 5.3, and the requirement for a Primary Policy, if any, the Claim Amount will be an amount equal to the sum of:

G.

Section 6.2 is amended by deleting "and" after subparagraph (iv) and inserting "; and" in place of the period at the end of (v), and by adding a new subparagraph (vi) as follows:

(vi).

The greater of the amount of any claim payment pursuant to a Primary Policy which the Insured received, or which the Insured should have received in order for the exclusion under Section  4.12 of this Policy not to have applied.

H.

Section 6.3(b) is deleted in its entirety and replaced with the following:

b.

Per Loan Loss Percentage Option. In the event the Company does not acquire the Property, allow the Insured to retain all rights and title to the Property and pay to the Insured as the Loss the lesser of: (i) the difference between the Claim Amount calculated in accordance with Section 6.2 and the amount realized by the Insured pursuant to its sale, if any, of the Property as provided in Section 5.10 and (ii) the Per Loan Loss Percentage option which shall be calculated by multiplying the applicable Per Loan Loss Percentage for such Loan times the Claim Amount (without any reduction for the Primary Policy claim payment pursuant to Section 6.2(vi)). However, if prior to the Company's payment of the Loss, a third party acquires title to the Property at the foreclosure sale or a Borrower redeems the Property (unless such acquisition or redemption occurs because the Insured failed to bid as provided in Section 5.11), then the Company shall pay the lesser of: (i) the Per Loan Loss Percentage option amount described above; or (ii) the difference between the Claim Amount and the amount realized by the Insured at the foreclosure sale or redemption; or

I.

The following is added at the end of Section 6.3:

Without limiting the requirements and conditions to filing and payment of a Claim contained in this Policy, if the Property has been acquired by the insurer under a Primary Policy, no Loss shall be payable under this Policy. For purposes of this Policy any references to "percentage guaranty option" shall be to the "Per Loan Loss Percentage guaranty option".

II.

Other Provisions

A.

Section 1.13 of the Policy is deleted in its entirety and replaced with the following:

1.13

Insured means:

a.

The Person designated on the face of this Policy; or

b.

Any Person to whom coverage has been assigned as permitted by Section 3.5 resulting in a change in the Insured named on a Certificate in accordance with this Policy.

B.

Section 1.24 is amended by adding the following sentence at the end thereof:

"For purposes of this Policy, the term "Servicer" shall include the master servicer for a Loan of whom the Company has been notified, as well as any servicer acting on behalf of the master servicer of whom the Company has been notified."

C.

Section 2.3 of the Policy is amended to read in its entirety as follows:

2.3

Company's Remedies for Misrepresentation — Subject to Section 2.4, if any of the Insured's representations as described in Section 2.2 are materially false or misleading with respect to a Loan, the Company will have at its option, the right to defend against a Claim with respect to such Loan, or to the extent permitted by applicable law, to cancel or rescind coverage under any Certificate with respect to such Loan retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel or rescind retroactively to the date of such continuation with respect to such Loan). In the case of such cancellation or recission, the Company shall return at that time all paid premiums retroactively to such applicable date.

D.

Section 2.4 and all references thereto in the Policy are deleted in their entirety.

E.

Section 2.6a. of the Policy is amended to read in its entirety as follows:

a.

The Company must give the Insured prior notice of the due date for payment of the applicable premium payable for coverage of all Loans insured under this Policy.  The entire premium for all Loans must be paid within a forty-five (45) day grace period (or such longer grace period generally allowed by the Company) after the due date for payment, except that if a Default on a Loan occurs between the last date through which the applicable monthly renewal premium has been paid and the end of such grace period, the Insured shall not be required to pay monthly renewal premiums in connection with such Loan, and coverage of such Default will continue, while such Default exists.  If such Default is not cured and results in a Claim, such unpaid monthly renewal premiums through the renewal month in which such Default occurred shall be paid as provided in Section 6.3 by deduction from the Loss.

Upon payment of the entire premium for all Loans within such grace period, this Policy will be in effect for the applicable period of coverage and a Default on a Loan occurring within said grace period which is not cured, and which results in a Claim being filed, will be covered.

If a Default occurs prior to the date through which the entire premium for all Loans has been paid, and if such Default is not cured and results in a Claim being filed, such Default shall remain covered and no further premium on such Loan in Default shall be due in order to maintain coverage of such Default. If such Default is cured, all monthly renewal premiums not paid during the period of Default shall be payable (unless previously paid by the Insured) within forty-five (45) days or such longer period generally allowed by the Company after notice from the Company in order to continue coverage.

If the entire premium for all Loans is not paid within the grace period, at the option of the Company, the coverage of this Policy and the Company's liability as to all Loans will terminate effective as of 12:01 a.m. on the first day following the date through which the applicable premium has been paid and as a result, any existing or future Defaults on any of the Loans will not be covered under this Policy.

Notwithstanding the foregoing, the Insured shall remain obligated to continue coverage in effect and pay any premium which is due, as required by Section 2.8 of this Policy.

F.

Section 2.8 is amended to read in its entirety as follows:

2.8

Cancellation by the Insured of a Certificate — Notwithstanding any provision to the contrary in this Policy, the Insured shall be obligated to maintain coverage of a Certificate for a Loan and to pay corresponding premiums for continuation of such coverage for each month or partial month coverage is in effect unless or until (a) the Loan is paid in full or (b) the ratio of the outstanding principal balance of the Loan to the Value (as defined in Section 1.26 of the Policy) of the Property securing the Loan is at least five (5) percentage points less than the Original LTV minus the percentage of coverage for such Loan under this Policy or (c) if otherwise permitted in writing by the Company. Subject to the foregoing obligation of the Insured to maintain coverage, the Insured may obtain cancellation of coverage on a Loan by making a written request to the Company for cancellation of coverage on the Loan. However, no refund will be paid upon cancellation of coverage on a Loan. Cancellation of coverage on a Loan will not cancel this Policy.

G.

Section 3.5 is amended to read in its entirety as follows:

3.5

Change of Insured — Change of Insured shall only be allowed if advance written approval is obtained from the Company (which approval shall be in the sole and absolute discretion of the Company). If coverage of a Loan is to be assigned or transferred by the Insured to a new Insured, the Insured shall request the Company's approval thereof and if the Company approves the change of Insured, the Company shall, thereafter, change its records to identify the new Insured for such Loan. Notwithstanding the foregoing, upon notice to the Company, the Insured may transfer coverage of a Loan to the Owner thereof or, upon the securitization of a Loan, to any trustee in such securitization, in each case without the prior approval of the Company; provided, however, that if in connection therewith there is a change in Servicer or if the servicing of the Loan is assumed by the new Insured or another Person, Section 3.4 of this Policy shall apply and the approval by the Company of such new Servicer, Insured or other Person shall be required.

H.

With reference to the Master Reporting Program Endorsement (Form #71-7139 (8/94)):

1.

In the first sentence of Section 2.1 the word "makes" is deleted and replaced with "submits for coverage under this Policy" and in the second sentence of Section 2.1, after the word "makes" is inserted "or purchases".

2.

In the first sentence of the first paragraph of Section 2.2 (b), the word "contained" is inserted before "in the Loan File" and the words "by the Insured" are deleted; and in the first sentence of the second paragraph, after the words "Certificate or" and before "Loan File" is inserted "contained in the".

3.

Section 2.3 shall be replaced by Section 2.3 of the Policy, as amended by this Endorsement.

4.

Section 2.4 and all references thereto in the Policy are deleted in their entirety.

All terms capitalized will have the meanings set forth in the Policy, except as otherwise defined herein. Nothing herein contained will be held to vary, alter, waive or extend any of the terms and conditions of the Policy, or any amendments thereto, except as expressly set forth above.

Mortgage Guaranty Insurance Corporation 250 E. Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201-0488	MGIC

_________________________________________________

Endorsement to Mortgage Guaranty Master Policy

(Incontestability for Master Reporting Program)

_________________________________________________

Policy Issued To:	Attached to and Forming Part of Master Policy Number:
Wells Fargo Bank Minnesota, N.A. as Trustee for the	22-400-4-2491
Encore Credit Corporation Mortgage
Pass-Through Certificates Series 2003-1
Sixth and Marquette	Effective Date of Policy:
N9311-911	April 1, 2003
Minneapolis, Minnesota 55479

The purpose of this Endorsement is to amend terms and conditions of the Master Program Reporting Endorsement (Form #71-7139 (8/94)) to the Mortgage Guaranty Master Policy (Form #71-7135 8/94)) as it relates to Section 2.4 of such Policy. An Insured will be entitled to submit Loans for insurance subject to this Endorsement unless this Endorsement is revoked by the Company. The Company reserves the right to revoke this Endorsement for future mortgage loans submitted to it, effective upon written notice to the Insured. This Endorsement will apply only to a Loan which is underwritten by the Insured in accordance with the Policy, as amended by the Company's Master Reporting Program (Delegated Underwriting Program). To the extent of any inconsistency or conflict between the terms of the Policy, as so amended, and this Endorsement, this Endorsement will control. The terms and conditions of the Policy, as so amended, shall apply to a Loan insured under this Endorsement, but with the Policy amended by adding, deleting, or amending the following terms and conditions, as indicated.

Notwithstanding that under any other endorsement to the Policy Section 2.4 of the Policy and of the Master Reporting Program Endorsement (Form #71-7139 (8/94)) have been deleted, Section 2.4 of the Master Reporting Program Endorsement is replaced in its entirety with the following:

2.4

Incontestability for Certain Misrepresentations — Notwithstanding Sections 2.2 or 2.3, no Claim for Loss will be denied or adjusted, nor will the Certificate's coverage be rescinded or canceled, by reason of any misrepresentations (whether by statements made or omitted) contained in a Transmittal or the related Loan File, provided that all of the following requirements, conditions and circumstances, to the extent not waived in writing at the option of the Company, are satisfied:

a.

The misrepresentation must not have been knowingly made, or knowingly participated in, by:

1.

The Insured or any other Person which originated the Loan; or

2.

Any other of the following Persons:

i)

appraiser, correspondent lender, mortgage loan broker or other intermediary underwriting or processing the Loan on behalf of the Insured or any other Person which originated the Loan; or

ii)

escrow or closing agents, or any other agent of, or broker for, the Insured or any other Person which originated the Loan acting with respect to the Loan or the related Property transaction.

b.

The Borrower must have made twelve (12) consecutive full installment payments of principal, interest and impound or escrow amounts in the amounts as called for by the Loan, and all of those payments must have been made from the Borrower's own funds.

A payment will be considered to be "consecutive" only if it is made prior to the date the next scheduled installment becomes due. The "Borrower's own funds" will include any funds used by the Borrower for the purpose of making installment payments, but will not include funds provided directly or indirectly by any Person (other than the Borrower) who is or was a party to the Loan or to the related Property transaction, unless expressly set forth in the Transmittal.

c.

This Section 2.4 will not apply to a Certificate if within twelve (12) months before or after a material misrepresentation by a Borrower or other Person (other than those Persons identified in Section 2.4(a)), there are one or more material misrepresentations in an Application or Transmittal (i) with respect to three (3) or more other mortgage loans insured at any time by the Company for the Insured or any other lender and (ii) which result from the direct or indirect acts or omissions of the same Borrower or same other Person (including any other Person acting directly or indirectly in concert).

d.

This Section 2.4 shall not be construed to limit the applicability of Section 4.4(b) to a misrepresentation which is subject to this Section 2.4.

e.

The Company's payment of a Claim will not limit any rights which the Company has against the Borrower or any other Person (other than the Insured) for any misrepresentation.

All terms capitalized will have the meanings set forth in the Policy, except as otherwise defined herein. Nothing herein contained will be held to vary, alter, waive or extend any of the terms and conditions of the Policy, or any amendments thereto, except as expressly set forth above.

Mortgage Guaranty Insurance Corporation 250 E. Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201-0488	MGIC

_________________________________________________

Certificate

(Covering Multiple Loans)

_________________________________________________

Mortgage Guaranty Insurance Corporation, 250 E. Kilbourn Avenue/P.O. Box 488, Milwaukee, Wisconsin 53201-0488 (the "Company"), hereby agrees to pay to the Insured any Loss due to the Default by a Borrower on any Loan identified on the attached schedule, subject to the terms and conditions of the Master Policy identified below, and in reliance on the Insured's Application or Transmittal for insurance.

Insured’s Information	Coverage Information
Insured Name and Mailing Address:
Wells Fargo Bank Minnesota, N.A. as Trustee for	Certificate Issuance Date: May 21, 2003
Encore Credit Corporation Mortgage	Certificate Effective Date: April 1, 2003
Pass-Through Certificates Series 2003-1	Number of Loans Insured: 569
Sixth and Marquette N9311-161	Aggregate Insured Amount of Loans: $95,855,706.78
Minneapolis, Minnesota 55479	Coverage Amount on Each loan: See attached schedule

Master Policy Information	Premium Information
Master Policy Number: 22-400-4-2491	Premium Rate: as shown for each loan on attached schedule Premium Type: Monthly
Applicable Endorsements: #71-7139 (8/94) #71-70178 (1/03) #71-70165 (2/01)	Premium Refundability: Non-refundable Renewal Option: Constant
Premium Source: Non-Borrower Paid

Notes

•

The attached schedule contains a summary of coverage and premium information on a loan-by-loan basis and the schedule is incorporated herein and constitutes a part of this Certificate.

•

For Loans secured by properties located in Kentucky or West Virginia, the premium rates identified on the attached schedule do not include any applicable state and local premium taxes which may be due and required to be paid by the Insured, and which will be billed by the Company to the Insured.

•

Pursuant to Section 2.07(a) of the Master Policy, this Certificate becomes effective without the Insured's execution or return of same.

Form # 71-70239 (2/03)

KEEP THIS ORIGINAL CERTIFICATE

DO NOT RETURN TO MGIC

MGIC

•

In issuing this Certificate, the Company has relied upon certain information and data received from or on behalf of the Insured, including, but not limited to, information and data contained in one or more electronic file transfers to the Company, as well as information and data summarized in a letter from MGIC to the Insured and any such other parties identified in such letter.  Such information and data and a copy of such letter are attached to this Certificate.

•

All capitalized terms used herein shall have the meaning assigned to such terms in the Master Policy.

INSURED CERTIFICATION: By tendering the initial premium, the Insured certifies that: 1) each of the Loans identified on the attached schedule has been closed; 2) Loan information set forth on the attached schedule or any other attachments to this Certificate is true and correct and the Company can rely on it in extending coverage to the Loans; 3) none of the Loans is in Default as of its Certificate Effective Date; and 4) as of the Certificate Issuance Date set forth above, the Insured had no knowledge of any material changes in any statement or representation contained in the Application or Transmittal for this insurance.

MGIC Master Policy 22-400-4-2491 Certificate Schedule						MGIC

					Amount of		MGIC
	Loan	Aloan	Amount of		MGIC	Annualized	Certificate
	Number	Number	Insurable Loan	LTV	Coverage	Premium Rate	Number

1	5001	107062267	$ 197,407.96	80.00	25	155 bps	to be assigned
2	5167	106725716	$ 232,633.61	90.00	34	155 bps	to be assigned
3	5406	106726565	$ 144,052.25	90.00	34	155 bps	to be assigned
4	5682	106829278	$ 51,843.10	80.00	25	155 bps	to be assigned
5	5840	106829468	$ 55,057.79	80.00	25	155 bps	to be assigned
6	6034	107062291	$ 200,543.75	90.00	34	155 bps	to be assigned
7	6279	106829906	$ 177,165.31	89.05	33	155 bps	to be assigned
8	6463	107062341	$ 110,030.56	80.00	25	155 bps	to be assigned
9	6805	107062424	$ 141,330.90	63.11	5	155 bps	to be assigned
10	7001	107062465	$ 46,241.90	80.00	25	155 bps	to be assigned
11	7018	106831449	$ 106,329.70	62.86	5	155 bps	to be assigned
12	7032	106831522	$ 219,718.12	79.29	25	155 bps	to be assigned
13	7062	106831621	$ 79,671.82	86.02	31	155 bps	to be assigned
14	7076	107062481	$ 46,640.54	80.00	25	155 bps	to be assigned
15	7126	106831761	$ 182,069.83	88.71	33	155 bps	to be assigned
16	7184	107062515	$ 94,124.43	80.00	25	155 bps	to be assigned
17	7293	107062549	$ 111,656.69	68.48	13	155 bps	to be assigned
18	7352	106832447	$ 189,886.78	75.00	20	155 bps	to be assigned
19	7390	107062580	$ 90,059.69	80.00	25	155 bps	to be assigned
20	7511	107062622	$ 68,485.63	80.00	25	155 bps	to be assigned
21	7548	106833064	$ 248,749.93	60.98	2	155 bps	to be assigned
22	7566	106833130	$ 134,358.49	67.50	12	155 bps	to be assigned
23	7637	106833387	$ 172,056.00	85.00	30	155 bps	to be assigned
24	7644	107062655	$ 45,242.24	75.00	20	155 bps	to be assigned
25	7680	107062663	$ 139,365.52	60.87	2	155 bps	to be assigned
26	7732	107062721	$ 179,230.10	90.00	34	155 bps	to be assigned
27	7748	107062747	$ 125,048.33	85.00	30	155 bps	to be assigned
28	7750	107062754	$ 180,912.07	72.60	18	155 bps	to be assigned
29	7752	107062762	$ 122,986.89	81.25	27	155 bps	to be assigned
30	7818	107062812	$ 120,030.06	70.00	15	155 bps	to be assigned
31	7826	107062820	$ 155,061.07	80.00	25	155 bps	to be assigned
32	7835	106833981	$ 85,093.66	90.00	34	155 bps	to be assigned
33	7990	106834369	$ 139,548.70	85.00	30	155 bps	to be assigned
34	7994	106834377	$ 147,300.41	64.35	7	155 bps	to be assigned
35	8109	107062978	$ 139,346.32	80.00	25	155 bps	to be assigned
36	8128	107062994	$ 297,713.16	65.00	8	155 bps	to be assigned
37	8147	107063026	$ 64,637.71	90.00	34	155 bps	to be assigned
38	8193	107063042	$ 167,266.96	80.00	25	155 bps	to be assigned
39	8222	107063075	$ 125,668.28	90.00	34	155 bps	to be assigned

MGIC Master Policy 22-400-4-2491 Certificate Schedule						MGIC

					Amount of		MGIC
	Loan	Aloan	Amount of		MGIC	Annualized	Certificate
	Number	Number	Insurable Loan	LTV	Coverage	Premium Rate	Number

40	8259	107063109	$ 286,145.15	85.00	30	155 bps	to be assigned
41	8408	107063216	$ 108,506.95	64.88	8	155 bps	to be assigned
42	8443	107063240	$ 130,866.09	75.00	20	155 bps	to be assigned
43	8516	107063273	$ 87,595.49	66.17	10	155 bps	to be assigned
44	8538	106835655	$ 138,957.00	90.00	34	155 bps	to be assigned
45	8630	107063356	$ 161,648.58	65.00	8	155 bps	to be assigned
46	8637	107063364	$ 139,051.24	61.84	3	155 bps	to be assigned
47	8645	107063372	$ 255,626.14	95.00	37	155 bps	to be assigned
48	8653	107063380	$ 266,659.18	80.00	25	155 bps	to be assigned
49	8697	107063398	$ 232,153.40	80.00	25	155 bps	to be assigned
50	8723	107063422	$ 51,807.42	80.00	25	155 bps	to be assigned
51	8728	107063455	$ 403,149.41	72.84	18	155 bps	to be assigned
52	8737	107063463	$ 313,575.22	90.00	34	155 bps	to be assigned
53	8765	107063505	$ 201,700.54	88.04	32	155 bps	to be assigned
54	8793	106836158	$ 141,442.25	74.74	20	155 bps	to be assigned
55	8804	107063554	$ 75,715.91	80.00	25	155 bps	to be assigned
56	8969	107063687	$ 99,623.52	68.97	14	155 bps	to be assigned
57	8979	107063695	$ 307,769.88	95.00	37	155 bps	to be assigned
58	9047	107063760	$ 211,417.51	80.00	25	155 bps	to be assigned
59	9061	107063786	$ 137,701.16	89.35	33	155 bps	to be assigned
60	9093	107063836	$ 158,334.70	85.00	30	155 bps	to be assigned
61	9135	107063877	$ 60,789.14	70.00	15	155 bps	to be assigned
62	9145	107063885	$ 78,205.01	82.63	28	155 bps	to be assigned
63	9171	107063919	$ 78,841.45	85.00	30	155 bps	to be assigned
64	9172	107063927	$ 60,086.97	90.00	34	155 bps	to be assigned
65	9176	106836539	$ 80,504.45	80.88	26	155 bps	to be assigned
66	9293	107064040	$ 241,889.63	73.64	19	155 bps	to be assigned
67	9298	106836620	$ 93,722.36	67.20	11	155 bps	to be assigned
68	9329	107064081	$ 129,366.55	60.47	1	155 bps	to be assigned
69	9337	107064099	$ 237,780.53	90.00	34	155 bps	to be assigned
70	9339	107064107	$ 64,597.28	90.00	34	155 bps	to be assigned
71	9345	107064123	$ 232,898.24	90.00	34	155 bps	to be assigned
72	9347	107064131	$ 277,333.81	79.57	25	155 bps	to be assigned
73	9372	107064156	$ 99,623.52	80.00	25	155 bps	to be assigned
74	9393	107064198	$ 66,522.60	72.55	18	155 bps	to be assigned
75	9406	107064214	$ 65,027.69	75.00	20	155 bps	to be assigned
76	9412	107064230	$ 81,842.64	75.00	20	155 bps	to be assigned
77	9413	107064248	$ 327,086.19	90.00	34	155 bps	to be assigned
78	9433	107064263	$ 58,798.99	63.44	6	155 bps	to be assigned

MGIC Master Policy 22-400-4-2491 Certificate Schedule						MGIC

					Amount of		MGIC
	Loan	Aloan	Amount of		MGIC	Annualized	Certificate
	Number	Number	Insurable Loan	LTV	Coverage	Premium Rate	Number

79	9444	107064289	$ 130,072.42	90.00	34	155 bps	to be assigned
80	9499	107064388	$ 82,214.24	80.00	25	155 bps	to be assigned
81	9523	107064420	$ 162,543.25	80.00	25	155 bps	to be assigned
82	9524	107064438	$ 141,813.84	90.00	34	155 bps	to be assigned
83	9538	107064461	$ 95,685.84	79.34	25	155 bps	to be assigned
84	9542	107064479	$ 164,218.25	90.00	34	155 bps	to be assigned
85	9591	106836711	$ 237,073.59	85.00	30	155 bps	to be assigned
86	9596	107064529	$ 258,364.35	70.00	15	155 bps	to be assigned
87	9621	107064560	$ 62,187.39	80.00	25	155 bps	to be assigned
88	9655	107064594	$ 71,080.68	95.00	37	155 bps	to be assigned
89	9656	107064602	$ 101,936.83	80.00	25	155 bps	to be assigned
90	9666	107064628	$ 79,671.82	88.89	33	155 bps	to be assigned
91	9679	107064644	$ 147,470.88	80.00	25	155 bps	to be assigned
92	9711	107064719	$ 254,216.58	77.74	23	155 bps	to be assigned
93	9741	107064776	$ 235,019.49	80.00	25	155 bps	to be assigned
94	9746	107064784	$ 156,538.56	67.74	12	155 bps	to be assigned
95	9751	107064800	$ 210,912.41	90.00	34	155 bps	to be assigned
96	9780	107064834	$ 142,989.27	75.00	20	155 bps	to be assigned
97	9790	107064859	$ 109,013.02	90.00	34	155 bps	to be assigned
98	9791	107064867	$ 164,219.23	90.00	34	155 bps	to be assigned
99	9798	107064891	$ 51,639.38	75.00	20	155 bps	to be assigned
100	9814	107064941	$ 107,756.58	80.00	25	155 bps	to be assigned
101	9834	107065005	$ 130,077.29	90.00	34	155 bps	to be assigned
102	9835	107065013	$ 110,256.84	68.28	13	155 bps	to be assigned
103	9845	107065039	$ 240,245.86	67.00	11	155 bps	to be assigned
104	9861	107065088	$ 201,776.07	90.00	34	155 bps	to be assigned
105	9870	107065104	$ 171,997.87	76.78	22	155 bps	to be assigned
106	9879	107065120	$ 179,012.37	80.00	25	155 bps	to be assigned
107	9886	107065146	$ 102,882.94	80.00	25	155 bps	to be assigned
108	9887	107065153	$ 70,074.62	80.00	25	155 bps	to be assigned
109	9890	107065161	$ 135,581.33	85.00	30	155 bps	to be assigned
110	9896	107065187	$ 50,267.32	90.00	34	155 bps	to be assigned
111	9908	107065237	$ 134,421.72	84.38	29	155 bps	to be assigned
112	9918	107065260	$ 130,055.38	90.00	34	155 bps	to be assigned
113	9934	107065302	$ 87,664.60	76.52	22	155 bps	to be assigned
114	9938	107065328	$ 80,537.39	85.00	30	155 bps	to be assigned
115	9941	107065344	$ 127,538.27	80.00	25	155 bps	to be assigned
116	9944	107065377	$ 199,285.06	80.00	25	155 bps	to be assigned
117	9952	107065393	$ 134,605.92	90.00	34	155 bps	to be assigned

MGIC Master Policy 22-400-4-2491 Certificate Schedule						MGIC

					Amount of		MGIC
	Loan	Aloan	Amount of		MGIC	Annualized	Certificate
	Number	Number	Insurable Loan	LTV	Coverage	Premium Rate	Number

118	9960	107065427	$ 163,270.50	90.00	34	155 bps	to be assigned
119	9967	107065443	$ 128,409.68	80.00	25	155 bps	to be assigned
120	9981	107065484	$ 111,579.12	79.43	25	155 bps	to be assigned
121	9984	107065492	$ 209,284.53	68.85	13	155 bps	to be assigned
122	9996	107065518	$ 91,836.03	95.00	37	155 bps	to be assigned
123	9997	107065526	$ 165,902.79	90.00	34	155 bps	to be assigned
124	10003	107056798	$ 99,564.53	60.61	2	155 bps	to be assigned
125	10022	107056814	$ 313,097.20	73.14	18	155 bps	to be assigned
126	10058	107056939	$ 131,573.27	80.00	25	155 bps	to be assigned
127	10061	107056947	$ 111,688.81	70.00	15	155 bps	to be assigned
128	10082	107057010	$ 62,833.81	70.00	15	155 bps	to be assigned
129	10097	107057069	$ 106,206.91	90.00	34	155 bps	to be assigned
130	10098	107057077	$ 197,439.60	90.00	34	155 bps	to be assigned
131	10099	107057085	$ 188,080.91	79.75	25	155 bps	to be assigned
132	10108	107057127	$ 196,221.07	78.80	24	155 bps	to be assigned
133	10121	107057184	$ 98,716.53	90.00	34	155 bps	to be assigned
134	10127	107057192	$ 266,089.84	80.00	25	155 bps	to be assigned
135	10128	107057200	$ 309,028.33	85.00	30	155 bps	to be assigned
136	10149	107057267	$ 152,300.23	90.00	34	155 bps	to be assigned
137	10167	107057333	$ 99,747.94	82.64	28	155 bps	to be assigned
138	10186	107057408	$ 220,725.11	80.00	25	155 bps	to be assigned
139	10207	107057473	$ 79,551.86	85.00	30	155 bps	to be assigned
140	10234	107057549	$ 57,170.73	90.00	34	155 bps	to be assigned
141	10237	107057572	$ 69,101.79	90.00	34	155 bps	to be assigned
142	10243	107057580	$ 218,327.13	78.21	24	155 bps	to be assigned
143	10246	107057614	$ 270,224.43	77.14	23	155 bps	to be assigned
144	10251	107057630	$ 172,809.26	85.00	30	155 bps	to be assigned
145	10253	107057648	$ 167,454.93	90.00	34	155 bps	to be assigned
146	10256	107057655	$ 115,602.50	68.24	13	155 bps	to be assigned
147	10258	107057663	$ 136,781.53	61.78	3	155 bps	to be assigned
148	10299	107057770	$ 79,470.48	90.00	34	155 bps	to be assigned
149	10315	107057812	$ 123,460.12	84.35	29	155 bps	to be assigned
150	10317	107057820	$ 51,862.80	80.00	25	155 bps	to be assigned
151	10329	107057853	$ 100,252.36	80.00	25	155 bps	to be assigned
152	10331	107057861	$ 82,863.85	90.00	34	155 bps	to be assigned
153	10339	107057895	$ 100,868.77	75.00	20	155 bps	to be assigned
154	10347	107057929	$ 122,924.86	85.00	30	155 bps	to be assigned
155	10358	107057978	$ 103,121.27	90.00	34	155 bps	to be assigned
156	10360	107057986	$ 207,359.66	83.53	29	155 bps	to be assigned

MGIC Master Policy 22-400-4-2491 Certificate Schedule						MGIC

					Amount of		MGIC
	Loan	Aloan	Amount of		MGIC	Annualized	Certificate
	Number	Number	Insurable Loan	LTV	Coverage	Premium Rate	Number

157	10365	107058018	$ 140,519.98	65.00	8	155 bps	to be assigned
158	10382	107058059	$ 99,542.65	80.00	25	155 bps	to be assigned
159	10386	107058091	$ 122,580.92	69.10	14	155 bps	to be assigned
160	10394	107058166	$ 87,843.13	90.00	34	155 bps	to be assigned
161	10396	107058174	$ 106,233.30	62.65	5	155 bps	to be assigned
162	10408	107058208	$ 108,397.98	74.97	20	155 bps	to be assigned
163	10409	107058216	$ 103,572.14	80.00	25	155 bps	to be assigned
164	10428	107058299	$ 135,524.34	67.00	11	155 bps	to be assigned
165	10445	107058323	$ 84,629.93	63.91	7	155 bps	to be assigned
166	10448	107058349	$ 292,297.19	70.00	15	155 bps	to be assigned
167	10465	107058414	$ 148,243.24	85.00	30	155 bps	to be assigned
168	10468	107058422	$ 185,948.66	94.99	37	155 bps	to be assigned
169	10477	107058455	$ 151,288.52	80.00	25	155 bps	to be assigned
170	10482	107058463	$ 225,763.63	90.00	34	155 bps	to be assigned
171	10483	107058471	$ 237,687.46	90.00	34	155 bps	to be assigned
172	10488	107058497	$ 174,112.94	73.33	19	155 bps	to be assigned
173	10508	107058547	$ 125,591.83	90.00	34	155 bps	to be assigned
174	10512	107058562	$ 159,368.29	75.83	21	155 bps	to be assigned
175	10523	107058604	$ 237,802.37	90.00	34	155 bps	to be assigned
176	10535	107058620	$ 98,899.29	69.51	14	155 bps	to be assigned
177	10536	107058638	$ 95,672.92	80.00	25	155 bps	to be assigned
178	10539	107058646	$ 203,482.53	95.00	37	155 bps	to be assigned
179	10557	107058687	$ 124,752.42	90.00	34	155 bps	to be assigned
180	10558	107058695	$ 88,664.24	79.69	25	155 bps	to be assigned
181	10621	107058901	$ 284,381.22	65.00	8	155 bps	to be assigned
182	10628	107058927	$ 249,013.84	64.94	8	155 bps	to be assigned
183	10641	107058992	$ 89,626.07	75.00	20	155 bps	to be assigned
184	10654	107059024	$ 145,811.12	85.00	30	155 bps	to be assigned
185	10655	107059032	$ 123,167.11	75.00	20	155 bps	to be assigned
186	10656	107059040	$ 91,744.37	87.62	32	155 bps	to be assigned
187	10688	107059123	$ 171,285.38	74.78	20	155 bps	to be assigned
188	10695	107059164	$ 147,455.20	64.39	7	155 bps	to be assigned
189	10707	107059206	$ 133,384.62	69.43	14	155 bps	to be assigned
190	10747	107059289	$ 187,092.12	80.00	25	155 bps	to be assigned
191	10749	107059297	$ 183,273.57	80.00	25	155 bps	to be assigned
192	10752	107059305	$ 305,057.97	90.00	34	155 bps	to be assigned
193	10757	107059321	$ 105,278.59	90.00	34	155 bps	to be assigned
194	10775	107059396	$ 97,727.72	75.38	21	155 bps	to be assigned
195	10778	107059404	$ 123,726.75	75.00	20	155 bps	to be assigned

MGIC Master Policy 22-400-4-2491 Certificate Schedule						MGIC

					Amount of		MGIC
	Loan	Aloan	Amount of		MGIC	Annualized	Certificate
	Number	Number	Insurable Loan	LTV	Coverage	Premium Rate	Number

196	10812	107059495	$ 254,234.33	79.69	25	155 bps	to be assigned
197	10833	107059545	$ 149,488.94	64.94	8	155 bps	to be assigned
198	10836	107059552	$ 189,286.08	68.35	13	155 bps	to be assigned
199	10839	107059578	$ 107,670.02	80.00	25	155 bps	to be assigned
200	10847	107059610	$ 151,368.49	80.00	25	155 bps	to be assigned
201	10858	107059628	$ 49,782.31	64.10	7	155 bps	to be assigned
202	10864	107059636	$ 85,362.16	80.00	25	155 bps	to be assigned
203	10882	107059669	$ 143,850.45	72.25	17	155 bps	to be assigned
204	10888	107059685	$ 244,227.88	76.56	22	155 bps	to be assigned
205	10906	107059743	$ 49,881.14	69.93	15	155 bps	to be assigned
206	10916	107059750	$ 204,063.29	85.77	31	155 bps	to be assigned
207	10926	107059768	$ 88,518.20	77.39	23	155 bps	to be assigned
208	10928	107059776	$ 60,547.38	80.00	25	155 bps	to be assigned
209	10931	107059784	$ 335,709.00	95.00	37	155 bps	to be assigned
210	10933	107059792	$ 287,771.96	85.00	30	155 bps	to be assigned
211	10944	107059834	$ 91,670.42	77.97	24	155 bps	to be assigned
212	10949	107059859	$ 178,326.08	65.09	8	155 bps	to be assigned
213	10951	107059867	$ 129,947.62	80.00	25	155 bps	to be assigned
214	10973	107059909	$ 134,563.62	75.00	20	155 bps	to be assigned
215	10975	107059917	$ 71,954.01	84.94	30	155 bps	to be assigned
216	10999	107060006	$ 199,129.26	80.00	25	155 bps	to be assigned
217	11003	107060022	$ 212,707.40	90.00	34	155 bps	to be assigned
218	11013	107060063	$ 106,770.95	85.00	30	155 bps	to be assigned
219	11016	107060097	$ 47,852.53	80.00	25	155 bps	to be assigned
220	11023	107060113	$ 62,525.43	95.00	37	155 bps	to be assigned
221	11024	107060121	$ 173,511.68	79.09	25	155 bps	to be assigned
222	11034	107060162	$ 135,602.16	80.00	25	155 bps	to be assigned
223	11049	107060196	$ 160,788.10	85.00	30	155 bps	to be assigned
224	11089	107060303	$ 199,283.58	74.91	20	155 bps	to be assigned
225	11101	107060329	$ 253,796.37	82.28	28	155 bps	to be assigned
226	11115	107060394	$ 263,189.09	78.43	24	155 bps	to be assigned
227	11125	107060428	$ 137,401.90	73.00	18	155 bps	to be assigned
228	11146	107060469	$ 62,415.58	90.00	34	155 bps	to be assigned
229	11187	107060501	$ 135,622.17	85.00	30	155 bps	to be assigned
230	11208	107060527	$ 191,046.87	90.00	34	155 bps	to be assigned
231	11225	107060600	$ 117,107.53	62.06	4	155 bps	to be assigned
232	11231	107060626	$ 458,470.33	69.70	14	155 bps	to be assigned
233	11236	107060659	$ 71,758.24	80.00	25	155 bps	to be assigned
234	11262	107060683	$ 112,553.89	71.52	17	155 bps	to be assigned

MGIC Master Policy 22-400-4-2491 Certificate Schedule						MGIC

					Amount of		MGIC
	Loan	Aloan	Amount of		MGIC	Annualized	Certificate
	Number	Number	Insurable Loan	LTV	Coverage	Premium Rate	Number

235	11270	107060709	$ 215,264.11	80.00	25	155 bps	to be assigned
236	11275	107060725	$ 250,427.72	75.00	20	155 bps	to be assigned
237	11289	107060774	$ 202,308.38	70.00	15	155 bps	to be assigned
238	11300	107060832	$ 118,496.23	85.00	30	155 bps	to be assigned
239	11356	107060949	$ 127,596.15	80.00	25	155 bps	to be assigned
240	11428	107061095	$ 112,781.37	85.00	30	155 bps	to be assigned
241	11489	107061186	$ 175,399.46	74.89	20	155 bps	to be assigned
242	11492	107061202	$ 115,624.24	66.29	10	155 bps	to be assigned
243	11553	107061335	$ 179,289.37	90.00	34	155 bps	to be assigned
244	11563	107061350	$ 107,699.63	62.79	5	155 bps	to be assigned
245	11595	107061400	$ 154,257.00	90.00	34	155 bps	to be assigned
246	11596	107061418	$ 224,489.78	75.00	20	155 bps	to be assigned
247	11601	107061426	$ 94,031.60	80.00	25	155 bps	to be assigned
248	11615	107061434	$ 104,166.93	84.96	30	155 bps	to be assigned
249	11617	107061442	$ 123,889.63	90.00	34	155 bps	to be assigned
250	11673	107061525	$ 251,335.24	80.00	25	155 bps	to be assigned
251	11716	107061590	$ 183,405.17	80.00	25	155 bps	to be assigned
252	11775	107061640	$ 65,538.73	90.00	34	155 bps	to be assigned
253	11777	107061665	$ 166,704.47	90.00	34	155 bps	to be assigned
254	11882	107061822	$ 266,884.50	85.00	30	155 bps	to be assigned
255	11919	107061897	$ 111,714.22	80.00	25	155 bps	to be assigned
256	11942	107061921	$ 183,500.17	80.00	25	155 bps	to be assigned
257	11980	107061962	$ 278,947.61	72.73	18	155 bps	to be assigned
258	11995	107061996	$ 161,514.55	90.00	34	155 bps	to be assigned
259	12026	107062051	$ 258,973.54	80.00	25	155 bps	to be assigned
260	12140	107062135	$ 93,536.65	69.44	14	155 bps	to be assigned
261	12202	107062150	$ 88,696.74	63.57	6	155 bps	to be assigned
262	12240	107062168	$ 89,661.79	70.31	15	155 bps	to be assigned
263	12270	107062192	$ 152,643.29	90.00	34	155 bps	to be assigned
264	12797	107062259	$ 109,157.93	80.00	25	155 bps	to be assigned
265	14667		$ 159,000.00	88.33	33	212 bps	to be assigned
266	15706		$ 162,000.00	90.00	34	212 bps	to be assigned
267	16544		$ 55,250.00	85.00	30	212 bps	to be assigned
268	17216		$ 220,202.50	90.00	34	212 bps	to be assigned
269	17292		$ 305,587.99	85.00	30	212 bps	to be assigned
270	17413		$ 271,817.49	81.68	27	212 bps	to be assigned
271	17738		$ 108,737.39	85.00	30	212 bps	to be assigned
272	17742		$ 120,016.34	85.00	30	212 bps	to be assigned
273	18435		$ 135,816.51	85.00	30	212 bps	to be assigned

MGIC Master Policy 22-400-4-2491 Certificate Schedule						MGIC

					Amount of		MGIC
	Loan	Aloan	Amount of		MGIC	Annualized	Certificate
	Number	Number	Insurable Loan	LTV	Coverage	Premium Rate	Number

274	18442		$ 265,500.00	90.00	34	212 bps	to be assigned
275	18490		$ 166,410.00	90.00	34	212 bps	to be assigned
276	18654		$ 346,500.00	90.00	34	212 bps	to be assigned
277	18841		$ 230,000.00	83.64	29	212 bps	to be assigned
278	18854		$ 157,383.11	86.54	31	212 bps	to be assigned
279	18887		$ 148,750.00	85.00	30	212 bps	to be assigned
280	18894		$ 219,179.96	85.00	30	212 bps	to be assigned
281	18937		$ 261,000.00	90.00	34	212 bps	to be assigned
282	18963		$ 242,103.24	85.00	30	212 bps	to be assigned
283	19001		$ 204,000.00	85.00	30	212 bps	to be assigned
284	19178		$ 99,000.00	90.00	34	212 bps	to be assigned
285	19206		$ 344,700.00	90.00	34	212 bps	to be assigned
286	19208		$ 102,600.00	90.00	34	212 bps	to be assigned
287	19383		$ 144,184.65	82.57	28	212 bps	to be assigned
288	19702		$ 62,050.00	85.00	30	212 bps	to be assigned
289	19927		$ 141,913.79	88.75	33	212 bps	to be assigned
290	19947		$ 141,100.00	85.00	30	212 bps	to be assigned
291	19952		$ 169,713.54	85.00	30	212 bps	to be assigned
292	19976		$ 243,768.95	85.00	30	212 bps	to be assigned
293	20028		$ 299,016.55	95.00	37	212 bps	to be assigned
294	20091		$ 59,500.00	85.00	30	212 bps	to be assigned
295	20125		$ 216,750.00	85.00	30	212 bps	to be assigned
296	20171		$ 304,811.39	89.97	34	212 bps	to be assigned
297	20175		$ 175,355.86	90.00	34	212 bps	to be assigned
298	20248		$ 248,589.78	84.41	29	212 bps	to be assigned
299	20287		$ 85,500.00	90.00	34	212 bps	to be assigned
300	20294		$ 61,166.22	85.00	30	212 bps	to be assigned
301	20296		$ 229,500.00	86.60	31	212 bps	to be assigned
302	20412		$ 372,000.00	83.78	29	212 bps	to be assigned
303	20489		$ 100,991.39	85.00	30	212 bps	to be assigned
304	20504		$ 229,345.69	85.00	30	212 bps	to be assigned
305	20541		$ 121,422.99	90.00	34	212 bps	to be assigned
306	20544		$ 89,895.62	90.00	34	212 bps	to be assigned
307	20675		$ 260,857.14	90.00	34	212 bps	to be assigned
308	20805		$ 165,750.00	89.59	34	212 bps	to be assigned
309	20881		$ 172,371.98	84.98	30	212 bps	to be assigned
310	20923		$ 99,851.10	83.33	28	212 bps	to be assigned
311	21012		$ 293,159.03	90.00	34	212 bps	to be assigned
312	21017		$ 242,079.02	85.00	30	212 bps	to be assigned

MGIC Master Policy 22-400-4-2491 Certificate Schedule						MGIC

					Amount of		MGIC
	Loan	Aloan	Amount of		MGIC	Annualized	Certificate
	Number	Number	Insurable Loan	LTV	Coverage	Premium Rate	Number

313	21053		$ 369,513.25	85.00	30	212 bps	to be assigned
314	21078		$ 238,355.51	90.00	34	212 bps	to be assigned
315	21081		$ 169,873.83	85.00	30	212 bps	to be assigned
316	21107		$ 177,552.75	85.00	30	212 bps	to be assigned
317	21147		$ 267,558.34	85.00	30	212 bps	to be assigned
318	21150		$ 238,325.81	90.00	34	212 bps	to be assigned
319	21161		$ 166,500.00	90.00	34	212 bps	to be assigned
320	21262		$ 186,874.27	85.00	30	212 bps	to be assigned
321	21295		$ 171,000.00	95.00	37	212 bps	to be assigned
322	21335		$ 130,409.55	90.00	34	212 bps	to be assigned
323	21362		$ 221,842.99	89.16	33	212 bps	to be assigned
324	21407		$ 127,800.00	90.00	34	212 bps	to be assigned
325	21499		$ 128,599.59	89.38	33	212 bps	to be assigned
326	21555		$ 171,758.81	90.00	34	212 bps	to be assigned
327	21585		$ 124,950.00	85.00	30	212 bps	to be assigned
328	21668		$ 163,800.00	90.00	34	212 bps	to be assigned
329	21723		$ 280,220.22	85.00	30	212 bps	to be assigned
330	21747		$ 123,250.00	85.00	30	212 bps	to be assigned
331	21763		$ 112,127.42	85.00	30	212 bps	to be assigned
332	21785		$ 252,000.00	90.00	34	212 bps	to be assigned
333	21822		$ 155,719.23	95.00	37	212 bps	to be assigned
334	21846		$ 170,000.00	85.00	30	212 bps	to be assigned
335	21883		$ 319,500.00	90.00	34	212 bps	to be assigned
336	21894		$ 312,989.42	90.00	34	212 bps	to be assigned
337	21972		$ 67,915.00	85.00	30	212 bps	to be assigned
338	21979		$ 108,000.00	90.00	34	212 bps	to be assigned
339	21993		$ 233,200.00	88.00	32	212 bps	to be assigned
340	22046		$ 143,000.00	89.94	34	212 bps	to be assigned
341	22178		$ 61,175.04	85.00	30	212 bps	to be assigned
342	22223		$ 234,000.00	90.00	34	212 bps	to be assigned
343	22228		$ 169,860.37	82.93	28	212 bps	to be assigned
344	22275		$ 202,500.00	90.00	34	212 bps	to be assigned
345	22333		$ 297,500.00	85.00	30	212 bps	to be assigned
346	22413		$ 99,925.64	84.75	30	212 bps	to be assigned
347	22430		$ 200,468.91	94.93	37	212 bps	to be assigned
348	22475		$ 212,500.00	85.69	30	212 bps	to be assigned
349	22493		$ 188,845.07	90.00	34	212 bps	to be assigned
350	22508		$ 168,847.23	84.50	29	212 bps	to be assigned
351	22513		$ 295,891.01	90.00	34	212 bps	to be assigned

MGIC Master Policy 22-400-4-2491 Certificate Schedule						MGIC

					Amount of		MGIC
	Loan	Aloan	Amount of		MGIC	Annualized	Certificate
	Number	Number	Insurable Loan	LTV	Coverage	Premium Rate	Number

352	22525		$ 99,750.00	95.00	37	212 bps	to be assigned
353	22543		$ 153,000.00	80.53	26	212 bps	to be assigned
354	22596		$ 180,536.64	84.84	30	212 bps	to be assigned
355	22626		$ 74,941.49	83.33	28	212 bps	to be assigned
356	22631		$ 127,500.00	85.00	30	212 bps	to be assigned
357	22706		$ 153,000.00	90.00	34	212 bps	to be assigned
358	22711		$ 144,907.54	82.86	28	212 bps	to be assigned
359	22715		$ 127,500.00	85.00	30	212 bps	to be assigned
360	22742		$ 106,200.00	90.00	34	212 bps	to be assigned
361	22746		$ 259,250.00	85.00	30	212 bps	to be assigned
362	22808		$ 139,500.00	90.00	34	212 bps	to be assigned
363	22813		$ 67,949.53	85.00	30	212 bps	to be assigned
364	22818		$ 318,750.00	85.00	30	212 bps	to be assigned
365	22820		$ 208,061.73	85.00	30	212 bps	to be assigned
366	22821		$ 292,500.00	90.00	34	212 bps	to be assigned
367	22822		$ 191,092.92	85.00	30	212 bps	to be assigned
368	22828		$ 121,550.00	85.00	30	212 bps	to be assigned
369	22844		$ 357,000.00	85.00	30	212 bps	to be assigned
370	22853		$ 153,000.00	85.00	30	212 bps	to be assigned
371	22934		$ 187,000.00	85.00	30	212 bps	to be assigned
372	22966		$ 150,750.00	90.00	34	212 bps	to be assigned
373	22979		$ 152,843.23	85.00	30	212 bps	to be assigned
374	23000		$ 210,800.00	85.00	30	212 bps	to be assigned
375	23038		$ 233,000.00	83.81	29	212 bps	to be assigned
376	23046		$ 261,000.00	90.00	34	212 bps	to be assigned
377	23048		$ 226,100.00	85.00	30	212 bps	to be assigned
378	23059		$ 67,150.00	85.00	30	212 bps	to be assigned
379	23086		$ 174,866.17	89.74	34	212 bps	to be assigned
380	23089		$ 188,852.56	82.17	27	212 bps	to be assigned
381	23107		$ 204,300.00	90.00	34	212 bps	to be assigned
382	23118		$ 127,800.00	90.00	34	212 bps	to be assigned
383	23128		$ 62,390.00	85.00	30	212 bps	to be assigned
384	23130		$ 277,200.00	90.00	34	212 bps	to be assigned
385	23132		$ 72,854.27	90.00	34	212 bps	to be assigned
386	23138		$ 112,500.00	90.00	34	212 bps	to be assigned
387	23140		$ 232,839.80	84.42	29	212 bps	to be assigned
388	23148		$ 108,000.00	90.00	34	212 bps	to be assigned
389	23164		$ 132,493.43	85.00	30	212 bps	to be assigned
390	23179		$ 79,200.00	90.00	34	212 bps	to be assigned

MGIC Master Policy 22-400-4-2491 Certificate Schedule						MGIC

					Amount of		MGIC
	Loan	Aloan	Amount of		MGIC	Annualized	Certificate
	Number	Number	Insurable Loan	LTV	Coverage	Premium Rate	Number

391	23208		$ 221,400.00	90.00	34	212 bps	to be assigned
392	23236		$ 157,394.10	90.00	34	212 bps	to be assigned
393	23264		$ 234,000.00	90.00	34	212 bps	to be assigned
394	23272		$ 111,928.43	82.96	28	212 bps	to be assigned
395	23278		$ 144,500.00	85.00	30	212 bps	to be assigned
396	23279		$ 162,000.00	90.00	34	212 bps	to be assigned
397	23295		$ 94,500.00	90.00	34	212 bps	to be assigned
398	23314		$ 144,000.00	88.89	33	212 bps	to be assigned
399	23320		$ 94,500.00	90.00	34	212 bps	to be assigned
400	23328		$ 220,500.00	90.00	34	212 bps	to be assigned
401	23336		$ 129,192.62	90.00	34	212 bps	to be assigned
402	23353		$ 211,500.00	90.00	34	212 bps	to be assigned
403	23378		$ 304,933.00	90.00	34	212 bps	to be assigned
404	23392		$ 204,000.00	85.00	30	212 bps	to be assigned
405	23406		$ 115,200.00	90.00	34	212 bps	to be assigned
406	23414		$ 233,700.00	84.98	30	212 bps	to be assigned
407	23434		$ 333,000.00	90.00	34	212 bps	to be assigned
408	23436		$ 157,250.00	85.00	30	212 bps	to be assigned
409	23439		$ 256,500.00	90.00	34	212 bps	to be assigned
410	23446		$ 80,947.38	90.00	34	212 bps	to be assigned
411	23458		$ 79,200.00	80.82	26	212 bps	to be assigned
412	23464		$ 140,143.28	80.14	26	212 bps	to be assigned
413	23487		$ 274,400.00	89.97	34	212 bps	to be assigned
414	23516		$ 238,000.00	85.00	30	212 bps	to be assigned
415	23526		$ 274,500.00	84.98	30	212 bps	to be assigned
416	23557		$ 152,000.00	82.16	27	212 bps	to be assigned
417	23571		$ 129,311.12	89.86	34	212 bps	to be assigned
418	23577		$ 90,000.00	90.00	34	212 bps	to be assigned
419	23589		$ 357,000.00	85.00	30	212 bps	to be assigned
420	23591		$ 89,250.00	85.00	30	212 bps	to be assigned
421	23608		$ 267,300.00	90.00	34	212 bps	to be assigned
422	23638		$ 275,400.00	90.00	34	212 bps	to be assigned
423	23656		$ 202,500.00	90.00	34	212 bps	to be assigned
424	23659		$ 148,500.00	90.00	34	212 bps	to be assigned
425	23671		$ 261,000.00	90.00	34	212 bps	to be assigned
426	23692		$ 373,500.00	90.00	34	212 bps	to be assigned
427	23704		$ 127,800.00	90.00	34	212 bps	to be assigned
428	23718		$ 127,800.00	90.00	34	212 bps	to be assigned
429	23726		$ 222,000.00	82.84	28	212 bps	to be assigned

MGIC Master Policy 22-400-4-2491 Certificate Schedule						MGIC

					Amount of		MGIC
	Loan	Aloan	Amount of		MGIC	Annualized	Certificate
	Number	Number	Insurable Loan	LTV	Coverage	Premium Rate	Number

430	23727		$ 117,300.00	85.00	30	212 bps	to be assigned
431	23738		$ 173,400.00	85.00	30	212 bps	to be assigned
432	23745		$ 148,500.00	90.00	34	212 bps	to be assigned
433	23749		$ 161,800.00	89.89	34	212 bps	to be assigned
434	23789		$ 238,850.00	85.00	30	212 bps	to be assigned
435	23791		$ 189,000.00	90.00	34	212 bps	to be assigned
436	23809		$ 225,000.00	90.00	34	212 bps	to be assigned
437	23817		$ 215,650.00	95.00	37	212 bps	to be assigned
438	23829		$ 151,300.00	85.00	30	212 bps	to be assigned
439	23854		$ 195,500.00	85.00	30	212 bps	to be assigned
440	23855		$ 216,000.00	90.00	34	212 bps	to be assigned
441	23859		$ 283,500.00	90.00	34	212 bps	to be assigned
442	23872		$ 152,487.00	90.00	34	212 bps	to be assigned
443	23873		$ 72,900.00	90.00	34	212 bps	to be assigned
444	23879		$ 78,300.00	90.00	34	212 bps	to be assigned
445	23881		$ 94,500.00	90.00	34	212 bps	to be assigned
446	23893		$ 127,500.00	85.00	30	212 bps	to be assigned
447	23894		$ 99,450.00	85.00	30	212 bps	to be assigned
448	23918		$ 280,500.00	85.00	30	212 bps	to be assigned
449	23937		$ 275,000.00	82.58	28	212 bps	to be assigned
450	23939		$ 217,000.00	81.89	27	212 bps	to be assigned
451	23942		$ 165,750.00	85.00	30	212 bps	to be assigned
452	23943		$ 293,250.00	85.00	30	212 bps	to be assigned
453	24012		$ 135,100.00	84.44	29	212 bps	to be assigned
454	24031		$ 171,000.00	90.00	34	212 bps	to be assigned
455	24052		$ 95,400.00	90.00	34	212 bps	to be assigned
456	24104		$ 92,650.00	85.00	30	212 bps	to be assigned
457	24108		$ 221,000.00	85.00	30	212 bps	to be assigned
458	24125		$ 124,000.00	82.67	28	212 bps	to be assigned
459	24140		$ 297,000.00	90.00	34	212 bps	to be assigned
460	24141		$ 148,900.00	84.99	30	212 bps	to be assigned
461	24146		$ 164,000.00	88.65	33	212 bps	to be assigned
462	24148		$ 100,400.00	81.96	27	212 bps	to be assigned
463	24156		$ 279,000.00	90.00	34	212 bps	to be assigned
464	24169		$ 312,000.00	87.89	32	212 bps	to be assigned
465	24173		$ 117,300.00	85.00	30	212 bps	to be assigned
466	24186		$ 112,500.00	90.00	34	212 bps	to be assigned
467	24188		$ 297,900.00	90.00	34	212 bps	to be assigned
468	24190		$ 162,000.00	90.00	34	212 bps	to be assigned

MGIC Master Policy 22-400-4-2491 Certificate Schedule						MGIC

					Amount of		MGIC
	Loan	Aloan	Amount of		MGIC	Annualized	Certificate
	Number	Number	Insurable Loan	LTV	Coverage	Premium Rate	Number

469	24217		$ 265,500.00	90.00	34	212 bps	to be assigned
470	24247		$ 196,350.00	85.00	30	212 bps	to be assigned
471	24264		$ 77,350.00	85.00	30	212 bps	to be assigned
472	24282		$ 128,350.00	85.00	30	212 bps	to be assigned
473	24285		$ 103,500.00	90.00	34	212 bps	to be assigned
474	24304		$ 277,950.00	85.00	30	212 bps	to be assigned
475	24305		$ 77,500.00	82.45	28	212 bps	to be assigned
476	24308		$ 225,000.00	90.00	34	212 bps	to be assigned
477	24310		$ 174,250.00	85.00	30	212 bps	to be assigned
478	24318		$ 114,750.00	85.00	30	212 bps	to be assigned
479	24319		$ 225,000.00	90.00	34	212 bps	to be assigned
480	24362		$ 310,000.00	84.93	30	212 bps	to be assigned
481	24397		$ 191,250.00	85.00	30	212 bps	to be assigned
482	24398		$ 232,900.00	85.00	30	212 bps	to be assigned
483	24399		$ 79,900.00	88.78	33	212 bps	to be assigned
484	24407		$ 157,500.00	90.00	34	212 bps	to be assigned
485	24437		$ 211,500.00	90.00	34	212 bps	to be assigned
486	24440		$ 327,500.00	88.51	33	212 bps	to be assigned
487	24447		$ 247,500.00	90.00	34	212 bps	to be assigned
488	24451		$ 161,500.00	85.00	30	212 bps	to be assigned
489	24459		$ 67,150.00	85.00	30	212 bps	to be assigned
490	24469		$ 279,900.00	90.00	34	212 bps	to be assigned
491	24476		$ 185,000.00	82.22	28	212 bps	to be assigned
492	24487		$ 111,600.00	90.00	34	212 bps	to be assigned
493	24493		$ 220,000.00	89.80	34	212 bps	to be assigned
494	24496		$ 110,700.00	90.00	34	212 bps	to be assigned
495	24528		$ 283,500.00	90.00	34	212 bps	to be assigned
496	24543		$ 171,000.00	87.69	32	212 bps	to be assigned
497	24584		$ 137,700.00	85.00	30	212 bps	to be assigned
498	24608		$ 293,000.00	88.52	33	212 bps	to be assigned
499	24663		$ 112,500.00	90.00	34	212 bps	to be assigned
500	24677		$ 362,100.00	85.00	30	212 bps	to be assigned
501	24680		$ 297,500.00	85.00	30	212 bps	to be assigned
502	24685		$ 93,500.00	85.00	30	212 bps	to be assigned
503	24703		$ 102,000.00	85.00	30	212 bps	to be assigned
504	24705		$ 139,500.00	90.00	34	212 bps	to be assigned
505	24713		$ 79,020.00	90.00	34	212 bps	to be assigned
506	24766		$ 261,000.00	90.00	34	212 bps	to be assigned
507	24772		$ 215,900.00	85.00	30	212 bps	to be assigned

MGIC Master Policy 22-400-4-2491 Certificate Schedule						MGIC

					Amount of		MGIC
	Loan	Aloan	Amount of		MGIC	Annualized	Certificate
	Number	Number	Insurable Loan	LTV	Coverage	Premium Rate	Number

508	24776		$ 166,500.00	89.52	33	212 bps	to be assigned
509	24784		$ 148,665.00	85.00	30	212 bps	to be assigned
510	24797		$ 129,500.00	89.31	33	212 bps	to be assigned
511	24843		$ 96,900.00	85.00	30	212 bps	to be assigned
512	24846		$ 182,750.00	85.00	30	212 bps	to be assigned
513	24856		$ 122,000.00	89.71	34	212 bps	to be assigned
514	24876		$ 344,700.00	90.00	34	212 bps	to be assigned
515	24908		$ 197,000.00	82.77	28	212 bps	to be assigned
516	24927		$ 153,000.00	82.70	28	212 bps	to be assigned
517	24943		$ 58,500.00	90.00	34	212 bps	to be assigned
518	25006		$ 342,000.00	90.00	34	212 bps	to be assigned
519	25019		$ 74,800.00	85.00	30	212 bps	to be assigned
520	25028		$ 127,500.00	85.00	30	212 bps	to be assigned
521	25083		$ 219,300.00	85.00	30	212 bps	to be assigned
522	25137		$ 131,175.00	90.00	34	212 bps	to be assigned
523	25169		$ 327,250.00	85.00	30	212 bps	to be assigned
524	25190		$ 196,000.00	89.91	34	212 bps	to be assigned
525	25219		$ 344,250.00	85.00	30	212 bps	to be assigned
526	25220		$ 157,250.00	85.00	30	212 bps	to be assigned
527	25229		$ 190,000.00	88.37	33	212 bps	to be assigned
528	25277		$ 280,500.00	85.00	30	212 bps	to be assigned
529	25278		$ 195,500.00	85.00	30	212 bps	to be assigned
530	25298		$ 84,600.00	90.00	34	212 bps	to be assigned
531	25310		$ 87,000.00	84.47	29	212 bps	to be assigned
532	25320		$ 121,975.00	85.00	30	212 bps	to be assigned
533	25323		$ 304,200.00	90.00	34	212 bps	to be assigned
534	25331		$ 171,000.00	90.00	34	212 bps	to be assigned
535	25335		$ 200,000.00	89.69	34	212 bps	to be assigned
536	25410		$ 132,300.00	90.00	34	212 bps	to be assigned
537	25431		$ 331,200.00	90.00	34	212 bps	to be assigned
538	25455		$ 162,000.00	90.00	34	212 bps	to be assigned
539	25493		$ 155,000.00	89.60	34	212 bps	to be assigned
540	25506		$ 139,500.00	87.19	32	212 bps	to be assigned
541	25512		$ 134,100.00	90.00	34	212 bps	to be assigned
542	25552		$ 288,000.00	90.00	34	212 bps	to be assigned
543	25564		$ 205,800.00	82.32	28	212 bps	to be assigned
544	25611		$ 135,000.00	90.00	34	212 bps	to be assigned
545	25629		$ 253,000.00	82.95	28	212 bps	to be assigned
546	25647		$ 92,000.00	82.14	27	212 bps	to be assigned

MGIC Master Policy 22-400-4-2491 Certificate Schedule						MGIC

					Amount of		MGIC
	Loan	Aloan	Amount of		MGIC	Annualized	Certificate
	Number	Number	Insurable Loan	LTV	Coverage	Premium Rate	Number

547	25657		$ 94,500.00	90.00	34	212 bps	to be assigned
548	25736		$ 207,000.00	90.00	34	212 bps	to be assigned
549	25853		$ 166,500.00	90.00	34	212 bps	to be assigned
550	25856		$ 117,000.00	90.00	34	212 bps	to be assigned
551	25873		$ 148,500.00	90.00	34	212 bps	to be assigned
552	25880		$ 221,000.00	85.00	30	212 bps	to be assigned
553	25899		$ 216,000.00	90.00	34	212 bps	to be assigned
554	25931		$ 146,700.00	90.00	34	212 bps	to be assigned
555	25970		$ 144,000.00	90.00	34	212 bps	to be assigned
556	25986		$ 80,750.00	85.00	30	212 bps	to be assigned
557	25988		$ 234,000.00	90.00	34	212 bps	to be assigned
558	25999		$ 198,000.00	90.00	34	212 bps	to be assigned
559	26012		$ 153,000.00	85.00	30	212 bps	to be assigned
560	26032		$ 179,350.00	85.00	30	212 bps	to be assigned
561	26044		$ 75,150.00	90.00	34	212 bps	to be assigned
562	26368		$ 207,000.00	90.00	34	212 bps	to be assigned
563	26372		$ 346,000.00	90.00	34	212 bps	to be assigned
564	26579		$ 254,915.00	85.00	30	212 bps	to be assigned
565	26588		$ 114,750.00	85.00	30	212 bps	to be assigned
566	26748		$ 111,600.00	90.00	34	212 bps	to be assigned
567	26756		$ 319,500.00	90.00	34	212 bps	to be assigned
568	26864		$ 351,000.00	90.00	34	212 bps	to be assigned
569	27294		$ 209,950.00	85.00	30	212 bps	to be assigned